Exhibit 10.10

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DISTRIBUTION AGREEMENT

This Distribution Agreement (“Agreement”) is entered into on 18 November, 2020 by and between:

Valneva Austria GmbH, [***], organized under the laws of Austria, with its registered office at Campus Vienna Biocenter 3, AT-1030 Vienna, Austria, hereinafter referred to as “SUPPLIER”,

and

Bavarian Nordic A/S, with [***] organized under the laws of Denmark, with its principal place of business at DK 2900 Hellerup, Denmark, hereinafter referred to as “DISTRIBUTOR”,

(hereinafter each referred to as a “Party”, and collectively as the “Parties”).

W I T N E S S E T H:

Whereas, the SUPPLIER is engaged in the research, development and manufacture of biopharmaceutical products, including the Product, and is the exclusive owner or licensee of proprietary rights in such Product;

Whereas, DISTRIBUTOR is engaged in the marketing and sale of pharmaceutical products and has the facilities, personnel and technical expertise to import, market, sell, promote and distribute the Product in the Territory (as defined below); and

Whereas, SUPPLIER wishes to appoint the DISTRIBUTOR as its exclusive distributor in the Territory for the sale of the Product in the Territory, and DISTRIBUTOR is willing to acquire the Product from SUPPLIER for resale to customers in its own name and on its own account for resale in the Territory, on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration for the premises and promises contained herein, the Parties, intending to be legally bound, agree as follows:

1.	DEFINITIONS

For purposes of this Agreement, the following terms shall have the following meanings:

1.1

“Affiliate” means, with respect to a Party, any entity that is controlled by, controls, or is under common control with such Party. For such purpose, the term “control” means direct or indirect beneficial ownership of more than fifty percent (50%) of the voting interest in an entity, or more than fifty percent (50%) interest in the income of the entity in question, or the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of an entity.

1.2	“Agreement” means this contract together with all attachments and amendments agreed upon by the Parties in writing.

Confidential

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1.3

“Anti-Corruption Laws” means any and all applicable local, European or other legislation or regulations regarding corruption that may be applicable to one or both Parties, including but not limited to the following legislation and regulations as amended from time to time: (a) the Criminal Law Convention on Corruption (Council of Europe), (b) the Organization for Economic Co-Operation and Development Convention on Combating Bribery of Foreign Officials in International Business, (c) the UK Bribery Act of 2010, and (d) the United States Foreign Corrupt Practices Act of 1977.

1.4

“Applicable Laws” means applicable laws, rules, and regulations, including any rules, regulations, guidelines, and other requirements of a Governmental Authority, as may be in effect from time to time, including but not limited to the Anti-Corruption Laws.

1.5	“Business Day” means any day other than a Saturday, Sunday or statutory holiday in the Territory, Denmark and/or Austria.

1.6

“Change of Control” means an acquisition by any third party, directly or indirectly, of voting securities or capital stock, or other comparable ownership interest, of or in SUPPLIER or DISTRIBUTOR, resulting in such third party, together with its Affiliates, owning, directly or indirectly, more than fifty percent (50%) of the outstanding voting securities or capital stock, or other comparable ownership interest, of or in SUPPLIER or DISTRIBUTOR.

1.7

“CIP” means Carriage and Insurance Paid to DISTRIBUTOR’s designated third party service provider’s warehouse located in Oss (Netherlands) , in accordance with the ICC Incoterms 2020, International Rules for the Interpretation of Trade Terms, ICC Publication No. 723.

1.8

“Competing Product” means any vaccine product which is marketed, promoted or sold for the prevention or immunization against, including whether for primary immunization or booster immunization, and/or prophylaxis of, any therapeutic indication for which the Product is also indicated for.

1.9

“Confidential Information” means any trade secrets, confidential data or other confidential information, whether oral or written, relating to the other Party’s past, present and/or future efforts in research, development, manufacturing, and business activities that is disclosed to or obtained by the receiving Party in connection with, and during the Term of, this Agreement. All such information disclosed by either Party to the other shall be marked as “confidential” or bear a similar legend. Confidential Information disclosed orally, shall at the time of disclosure be identified as Confidential Information and the disclosing Party shall confirm the same in writing no later than [***] after the information has been disclosed. Notwithstanding the foregoing, any information or material which by its nature and under the circumstances surrounding its disclosure is generally considered proprietary and confidential shall be deemed Confidential Information regardless of whether it is properly marked with legends or properly reduced to writing.

1.10	“Designated Wholesaler” means a third-party logistics service provider contracted by the DISTRIBUTOR for storage and/or physical distribution services.

1.11	“Distributor Promotional Materials” means any Promotional Materials developed solely by DISTRIBUTOR and any Promotional Materials created by DISTRIBUTOR by adapting SUPPLIER Promotional Materials.

1.12	“Effective Date” means the date of this Agreement as designated in the preamble to this Agreement on the first page.

Confidential

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1.13

“GDP” means, as relevant to the Product, the then-current good distribution practices and similar rules, regulations and guidelines, as amended from time to time, applicable to the proper handling, transport, storage, importation, marketing, promotion, sale and distribution of pharmaceutical products in the Territory, including but not limited to the then-current guidelines on good distribution practice published by the European Commission in accordance with Article 84 of the Directive 2001/83/EC of the European Parliament and of the Council of 6 November 2001 on the Community code relating to medicinal products for human use (as amended) (i.e: as of the Effective Date, the Guidelines of 5 November 2013 on Good Distribution Practice of Medicinal Products for Human use).

1.14

“GMP” means, as relevant to the Product, the principles and guidelines of good manufacturing practice as contained in the Commission Directive 2003/94/EC, of 8 October 2003, laying down the principles and guidelines of good manufacturing practice in respect of medicinal products for human use and investigational medicinal products for human use, as such principles and guidelines are interpreted and expanded in “The Rules Governing Medicinal Products in the European Community, Volume IV. Good Manufacturing Practice for Medicinal Products”.

1.15

“Governmental Authority” means and includes all governmental and regulatory bodies, agencies, departments or entities, whether or not located in the Territory, having jurisdiction over the marketing authorization, pricing, reimbursement, importation, promotion, distribution and/or sale of the Product in the Territory.

1.16

“Intellectual Property Rights” means and includes all copyrights, designs, database rights, mask works, patents, trademarks, confidential information, trade names, service marks, Know How and other proprietary rights, and all registrations and applications therefor.

1.17

“Know How” means any and all materials, information, experience and data, formulae, procedures, results and specifications, regulatory filings and clinical and pre-clinical data, in written or electronic form, which are related to the Product, including, but not limited to the composition and chemical, structural, toxicological, physical and environmental characteristics of the Product including any process information relating to the manufacturing thereof; all conclusions, opinions, advice and reports needed to comply with all appropriate laws and regulations pertaining to the Marketing Authorization, the manufacturing, the marketing and the distribution of Product, such as analytical specifications, test methods, stability test methods and the necessary reference standards and disclosed by SUPPLIER to DISTRIBUTOR in connection with this Agreement.

1.18	“Marketing Authorizations” means the marketing authorizations relating to the Product referenced in ANNEX L, as such may be modified from time to time, but excluding Pricing Approval(s).

1.19	“Minimum Annual Purchase Quantities” means the minimum annual quantities for the Product that DISTRIBUTOR is obliged to purchase as set forth in ANNEX D.

1.20	“Net Sales” means the gross amount of sales of Product invoiced by DISTRIBUTOR in the Territory less any [***].

1.21	“Person” means and includes any agency, association, company, individual, or other entity regardless of the type or nature thereof.

1.22	“Price” means the price specified in ANNEX C for Product supplied by SUPPLIER and purchased by DISTRIBUTOR under this Agreement.

Confidential

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1.23

“Pricing Approval(s)” means any approval or authorization of any Governmental Authority establishing a pricing scheme and/or health insurance reimbursement scheme for the Product or any of them in the Territory, but excluding Marketing Authorization.

1.24	“Product” means the product manufactured by or on behalf of SUPPLIER, for the indication(s) and application(s) specified in the approved Summary of Product Characteristics, listed in ANNEX A.

1.25	“Product Intellectual Property Rights” means all Intellectual Property Rights which SUPPLIER may at any time own, control, adopt, use, license or register with respect to the Product.

1.26	“Promotional Material(s)” means any sales literature, product descriptions, sales aids and advertising and promotional materials used for the marketing, promotion and/or sales of the Product.

1.27

“Quality Agreement” means the document(s) together with its exhibits and appendices to be agreed in good faith between SUPPLIER and DISTRIBUTOR and entered into by them as soon as practicable following the Effective Date, as may be amended by agreement of the Parties from time to time, laying down each Party’s and/or its Affiliates’ responsibilities with respect to the quality assurance of Product supplied and purchased under this Agreement, as provided for in accordance with ANNEX E.

1.28

“Reasonable Commercial Efforts” means (a) with respect to the efforts to be expended by a Party with respect to any objective, such reasonable, diligent, and good faith efforts as such Party would normally use to accomplish a similar objective under similar circumstances and, in any event, no less effort than that which would be reasonably expected of a third party company with similar resources and experience as such Party; and (b) with respect to any objective relating to the commercialization and distribution of the Product by DISTRIBUTOR, the application by DISTRIBUTOR, consistent with the exercise of its prudent commercial and business judgment, of diligent efforts and resources to fulfill the obligation in issue, consistent with the level of efforts DISTRIBUTOR would devote to any other product.

1.29

“Safety Data Exchange Agreement” or “SDEA” means the Safety Data Exchange together with its exhibits and appendices to be agreed between SUPPLIER and DISTRIBUTOR as soon as possible following the Effective Date, as amended from time to time, setting forth the specific procedures to be followed by the Parties to coordinate the investigation and exchange of safety related reports, and to comply with reporting responsibilities towards the appropriate Governmental Authorities for all safety relevant information(as defined in the SDEA), including but not limited to complaints, adverse reactions and/or other events as further set forth in the SDEA, attached template hereto as ANNEX G.

1.30	“Sales Tax” means any sales, goods, services, turnover, value-added, or similar tax and any Tax charged on the import or export of Product.

1.31

“Start Date” means 1 January 2022 on which date DISTRIBUTOR will be granted exclusive rights for the commercialization of the Product in the Territory as provided for under this Agreement, including but not limited to the exclusive rights defined under Section 2.1.1 below.

Confidential

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1.32	“Stock-Out Situation” means a situation of shortage, or risk of shortage, of either Product where supply from SUPPLIER to DISTRIBUTOR does not meet, or risks not meeting, Product demand in Germany.

1.33

“Sub-Contractor“ means any and all Affiliates of DISTRIBUTOR or other third parties, including but not limited to any Designated Wholesaler, listed in ANNEX K and/or approved in accordance with Section 2.2.3 below, which Affiliates or third parties have been appointed by DISTRIBUTOR to promote, market, distribute or otherwise handle the Product in the Territory.

1.34	“SUPPLIER Promotional Material” means any Promotional Materials developed solely by SUPPLIER and provided by SUPPLIER to the DISTRIBUTOR.

1.35

“Tax” or “Taxes” means all forms of taxation and all withholdings, duties, imposts, levies, and social security contributions imposed, assessed or enforced by any local, municipal, governmental, state, federal or other body or authority in Austria, Germany or elsewhere, in all cases being in the nature of taxation and any interest, penalty, surcharge or fine in connection therewith.

1.36	“Tax Authority” means any taxing, revenue or other authority competent to impose or collect any liability to Tax.

1.37	“Term” means the term of this Agreement as determined in accordance with Section 16.1.

1.38	“Territory” means the country/countries as set forth in ANNEX B of this Agreement.

1.39

“Trademarks” means the word and design marks, and corresponding registrations applicable to the Territory, owned by, or licensed to SUPPLIER (with the right to sublicense), solely pertaining to the Product, which Trademarks are listed in ANNEX B.

1.40	“Trade Secret” means information:

(a)

which is secret in the sense that it is not, as a body or in the precise configuration and assembly of its components, generally known among or readily accessible to persons within the circles that normally deal with the kind of information in question;

(b)	it has commercial value because it is secret; and

(c)	it has been subject to reasonable steps under the circumstances, by the person lawfully in control of the information, to keep it secret.

1.41

“Transfer Taxes” means all stamp, registration, transfer taxes or their equivalents (excluding for the avoidance of doubt, any corporate income tax, income tax or capital gains tax or similar Tax and any Sales Tax).

In this Agreement, unless a contrary intention appears, the singular shall include the plural, each gender shall include each other gender and the terms “include” and “including” shall be construed without limitation.

2.	GRANT OF RIGHTS

2.1	Exclusive Distribution and Supply

2.1.1

Distribution Rights. Subject to the terms and conditions of this Agreement, and with effect from the Start Date, SUPPLIER hereby appoints DISTRIBUTOR, and DISTRIBUTOR accepts such appointment, as SUPPLIER’s exclusive distributor to market, promote,

Confidential

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sell, offer to sell, import and distribute the Product in the Territory (subject to SUPPLIER’s retained rights in Section 2.1.2 below) without the right to grant sub-licenses or appoint sub-distributors except in cases where SUPPLIER has provided its prior written consent. Such right being exclusive shall mean that SUPPLIER will not during the Term hereof (1) grant rights to market, promote, sell, offer to sell, import and distribute the Product in and to the Territory to any other Person, nor (2) directly or indirectly through Affiliates market, promote, sell, offer to sell, import and distribute in and to the Territory except as reserved in Section 2.1.2 below.

2.1.2

SUPPLIER’s Retained Rights. SUPPLIER retains and reserves the right to deliver, distribute, sell and import the Product in and into the Territory either directly or indirectly through its Affiliates and/or any third party, exclusively with respect to the National and/or International Aid Organizations and/or Supranational Aid Organizations, (including but not limited to [***]) (”Organizations”). DISTRIBUTOR shall not solicit orders for the Product from such Organizations. Notwithstanding the foregoing, this Section 2.1.2 shall not prevent DISTRIBUTOR from selling to such Organizations should such Organizations contact DISTRIBUTOR directly.

2.1.3

No Other License or Rights. Neither Party grants to the other any rights or licenses, implicit or otherwise, to any of its assets, licensable or not, including for example its products, projects or under its Intellectual Property Rights, including but not limited to its patents, trademarks, copyrights and Know-How, other than those expressly set forth in this Agreement.

2.1.4

Modification or Discontinuation of Product. SUPPLIER retains and reserves the right at its discretion to modify and/or discontinue the manufacture and sale of the Product, at its own discretion. In the case of discontinuation, SUPPLIER shall give DISTRIBUTOR not less than [***] notice of its decision to discontinue a Product and shall permit the DISTRIBUTOR to sell its remaining stock of such Product, or shall, at SUPPLIER’s option, purchase back the remaining stock at the Price initially invoiced to DISTRIBUTOR. In addition, SUPPLIER shall reimburse DISTRIBUTOR any reasonable expenses incurred by the DISTRIBUTOR for the storage and, as the case may be, transportation of Product returned to SUPPLIER or, if requested by SUPPLIER, for their destruction.

2.1.5

Appointment of Distributors Outside the Territory. DISTRIBUTOR acknowledges that SUPPLIER may grant exclusive and/or non-exclusive marketing rights for the Product to third parties in countries outside the Territory or that SUPPLIER may retain exclusive and/or non-exclusive marketing rights for itself or its Affiliates for the Product. SUPPLIER undertakes to include in its contracts with such third parties restrictions on such third parties actively marketing the relevant Product in the Territory, to the extent that such restrictions are legally permissible. It is however understood, that by operation of law, restrictions on passive sales which includes the sale of the Product over the internet, may not be permitted and that DISTRIBUTOR shall not be entitled to receive any compensation for such sales in the Territory by such third parties.

2.1.6

Exclusive Supply. Until the date [***] from the Start Date or the last day of the Term, whichever is the earlier, DISTRIBUTOR shall purchase all of its requirements of the Product for the Territory from SUPPLIER or any party designated by SUPPLIER for this purpose.

Confidential

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2.2	Sub-Distribution Rights

2.2.1

Appointment. DISTRIBUTOR has appointed certain Sub-Contractor(s) for logistical services, including but not limited to [***] of Product in the Territory in accordance with the terms of this Agreement. Such Sub-Contractor(s) are listed in ANNEX K hereto.

2.2.2

Sub-Distribution Agreements. DISTRIBUTOR shall require that each Sub-Contractor executes a written agreement, including a quality agreement and pharmacovigilance agreement (where necessary) with DISTRIBUTOR. No Sub-Contractor shall have the right to sublicense any rights.

2.2.3

Notification and Approval. DISTRIBUTOR may at any time appoint an Affiliate of DISTRIBUTOR as a Sub-Contractor by giving prior written notice to SUPPLIER and such Affiliate shall be added to ANNEX K as an approved Sub-Contractor. If DISTRIBUTOR wishes to add a Sub-Contractor other than an Affiliate to ANNEX K, DISTRIBUTOR shall first request SUPPLIER’s prior written approval for any proposed new Sub-Contractor. SUPPLIER shall not unreasonably withhold, condition or delay such approval and shall either grant or deny such approval in writing. If SUPPLIER has not responded to DISTRIBUTOR’s request for approval within [***] from receipt of a written request from DISTRIBUTOR, which request shall include background information on such new Sub-Contractor such request shall be deemed to have been approved by SUPPLIER. The addresses used for this communication are defined in ANNEX I.

2.2.4

Liability for Performance of Sub-Contractors. If the DISTRIBUTOR does sub-contract its rights and obligations under this Agreement, the DISTRIBUTOR shall remain responsible for all of its obligations under this Agreement and if the acts or omissions of any such sub-contractor cause the DISTRIBUTOR to be in breach of this Agreement, the DISTRIBUTOR shall be responsible for them regardless of any remedy which the DISTRIBUTOR may have against the sub-contractor for breach of the sub-contract.

2.3	Trademarks and Trade Name Use

2.3.1	Ownership. SUPPLIER shall retain the ownership of the entire right, title and any interest it may have in or to the Trademarks both inside and outside the Territory.

2.3.2

Licence Grant. Subject to the terms of this Agreement SUPPLIER hereby grants to the DISTRIBUTOR, for no additional consideration, the non-exclusive right to use the Trademarks solely for the purpose of advertising, marketing, distributing and selling the Product in the Territory pursuant to the terms of this Agreement. The DISTRIBUTOR shall not use the Trademarks in any way that might prejudice their distinctiveness or validity or SUPPLIER’s good will in them. The DISTRIBUTOR shall have no right to use the Trademarks except as provided in this Agreement. The DISTRIBUTOR shall not, without the prior written consent of SUPPLIER, alter or make any addition to the labelling or packaging of the Product displaying the Trademarks, and shall not alter, deface or remove in any manner any reference to the Trademarks, or any reference to SUPPLIER, any of SUPPLIER’s Affiliates or any other name attached or affixed to the Product or its packaging or labelling. DISTRIBUTOR shall not register any domain names with relation to the Product without the prior written approval of SUPPLIER. DISTRIBUTOR shall not use any trademarks other than the Trademarks in relation to the Product without SUPPLIER’s prior written consent and shall not use any trademarks or trade names so resembling the Trademarks as to be likely to cause confusion in the

Confidential

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Territory. The DISTRIBUTOR shall not register or have registered in its own name (or the name of any of its Affiliates) in the Territory any trade name, symbol or other identifying mark which is substantially or confusingly similar to any of the Trademarks.

2.3.3

Maintenance of Trademarks. SUPPLIER shall be responsible for and bear all costs and expenses related to the maintenance and prosecution the Trademarks. SUPPLIER shall have the sole control of decisions and proceedings relating to such matters and the DISTRIBUTOR, at the DISTRIBUTOR’s cost, shall give SUPPLIER such reasonable assistance as SUPPLIER may reasonably request in such matters.

2.3.4

Trademark Infringement. DISTRIBUTOR shall promptly bring to the attention of SUPPLIER any improper or wrongful use in the Territory that has come to DISTRIBUTOR’s knowledge, of any of the Trademarks or any other trademark or trade name or service mark of SUPPLIER or any other Intellectual Property Rights owned or claimed to be owned by SUPPLIER in relation to the Product which may come to its notice and shall assist SUPPLIER (at DISTRIBUTOR’s expense) in taking all steps to protect and defend such rights including lending its name if necessary, (without thereby implying any obligation on the part of SUPPLIER to take such steps). SUPPLIER may in its sole discretion decide what action, if any, to take in relation to any such improper or wrongful use. The costs of taking any such steps shall be borne by the SUPPLIER and SUPPLIER shall be entitled to retain for its own account any damages, costs and other awards made. DISTRIBUTOR shall not be entitled to take any action or proceedings in respect of any improper or wrongful use in the Territory of any of the Trademarks or any other trademark or tradename of SUPPLIER or other intellectual property rights owned or claimed to be owned by SUPPLIER in relation to the Product without the consent of SUPPLIER.

2.3.5

Trademark Freedom to Operate. SUPPLIER agrees that neither SUPPLIER nor its Affiliates shall bring a claim against DISTRIBUTOR or any approved Sub-Contractor(s) for infringement of any trademarks or trade names owned or controlled by SUPPLIER or its Affiliates based on DISTRIBUTOR´s or any approved Sub-Contractor(s)’ commercialization of the Product in accordance with the terms of this Agreement provided any use of such trademarks or tradenames is compliant with the terms and conditions of this Agreement including that the use must be consistent with standards for trademark use that are generally accepted within the pharmaceutical industry.

2.3.6

Trademark Use in Materials. Subject to the terms and conditions of this Agreement, DISTRIBUTOR shall use and/or procure that its Affiliates and approved Sub-Contractor(s) use the Trademarks related to the Product indicated in ANNEX A, and no other trademarks or trade names, in connection with its marketing, promotion, sale and distribution of the Product in the Territory, unless otherwise agreed by the Parties and provided, however, that DISTRIBUTOR may use its own trademarks and trade names in addition to the Trademarks on product packaging, brochures and other promotion materials to identify itself as the distributor of the respective Product. DISTRIBUTOR agrees to provide copies of all such materials to SUPPLIER for Trademark use review and approval prior to publication and distribution in accordance with Section 4.4 below. The addresses used for this communication are defined in ANNEX I.

2.3.7	Trademark Use Undertakings. DISTRIBUTOR’s use of the Trademarks related to the Product shall be consistent with standards for trademark use that are generally

Confidential

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accepted within the pharmaceutical industry. DISTRIBUTOR shall in particular (1) ensure that no damaged, out-of-date and deteriorated Product shall be put on the market or otherwise disposed of in a manner which would bring into disrepute the Trademarks or the trade name of SUPPLIER; (2) avoid in any case the use of the Trademarks as generic names; and (3) report to SUPPLIER any material matters which, SUPPLIER reasonably anticipates, may affect the validity of the Trademarks, including any imitations of Product or infringements of the Trademarks and report them as soon as reasonably practicable to SUPPLIER.

2.3.8

Trademark Audit Right. SUPPLIER shall have the right to audit DISTRIBUTOR’s and its Sub-Contractors’ use of the Trademarks related to the Product. DISTRIBUTOR shall remedy and shall procure that its Sub-Contractors remedy any non-compliant use identified by SUPPLIER at DISTRIBUTOR’S cost, as soon as possible using Reasonable Commercial Efforts after notification by SUPPLIER.

2.4	Wholesale License and Import License

2.4.1

Wholesale License. DISTRIBUTOR undertakes that it, or its Sub-Contractors, if applicable, holds and shall maintain, at DISTRIBUTOR’s cost, throughout the Term of this Agreement and for a period of [***] thereafter, a wholesale license granting DISTRIBUTOR permission to import, market and sell vaccines (including the Product) at its own cost and expense in and into the Territory. A copy of such license as at the Effective Date is attached to this Agreement as ANNEX F. Any renewal of such license will promptly be sent to SUPPLIER at the address given in ANNEX I.

2.4.2

Loss of License. DISTRIBUTOR shall immediately inform SUPPLIER of the loss of or on becoming aware of the threat of loss of such wholesale license. The failure of DISTRIBUTOR to maintain its license, as set forth in Section 2.4.1 above, shall give SUPPLIER the right, in its sole discretion, to terminate this Agreement, in accordance with Section 16.2, by giving [***] prior written notice to DISTRIBUTOR, unless DISTRIBUTOR has obtained the necessary license within [***] cure period.

2.4.3

Import License. DISTRIBUTOR shall obtain at its own cost any import licence or other authorization and carry out under its responsibility, where applicable, all customs formalities required to import Product into the Territory.

3.	NON-COMPETITION COVENANTS

3.1

No Manufacturing of Product. During the Term of this Agreement, but in no event for a period of more than [***] from the Start Date, DISTRIBUTOR covenants not to manufacture the Product or cause the Product to be manufactured directly or indirectly by third parties without the prior written consent of SUPPLIER.

3.1.1

No Active Sales in other Territories. Save as contemplated in any other agreement between DISTRIBUTOR or any of its Affiliates and SUPPLIER and any of its Affiliates, DISTRIBUTOR covenants not to take any active steps to sell the Product where the DISTRIBUTOR knows or has reason to believe that:

(a)	the customer is established outside the Territory; or

(b)	the customer intends to resell the Product to persons outside the Territory.

Confidential

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Except for such sales in such countries, DISTRIBUTOR covenants not to establish or maintain, and shall procure that its Affiliates do not establish or maintain, any branches, sales offices or distribution depots, for the purpose of making sales of or promoting the Product in any countries outside the Territory without prior written approval of SUPPLIER. The Parties understand that fulfilling orders made over the internet or unsolicited orders received from customers outside the Territory is permitted under Applicable Law and is not prohibited hereunder.

3.2	[***]

4.	MARKETING AND PROMOTION

4.1	DISTRIBUTOR’s Obligations

DISTRIBUTOR will, or will ensure that its Sub-Contractor(s), at DISTRIBUTOR’s own cost and expense:

4.1.1	market and promote, sell and distribute the Product in the Territory in accordance with this Agreement;

4.1.2

import, advertise, promote, market, detail, physically distribute, store, handle, offer for sale and sell Product in the Territory and provide customer service and support services in relation to the Product in the Territory in a manner that is consistent with GDP and other applicable laws and regulations in the Territory;

4.1.3	receive, document and fulfil customer orders;

4.1.4

receive and respond to all customer service enquiries, enquiries from Governmental Authorities and technical queries relating to the Product, including medical inquiries from health care professionals and responding to any Product complaints;

4.1.5

maintain an active sales force who have the training and background appropriate and necessary to successfully promote the Product and shall procure that such sales personnel comply with this Agreement;

4.1.6	educate customers in the use of the Product in the Territory;

4.1.7	provide suitable warehousing for the Product and, without limiting the generality of the foregoing, all Product must be stored in accordance with the recommendations from time to time of SUPPLIER;

4.1.8	not sell the Product under any trade names or trademarks other than those which are authorised by the SUPPLIER; and

4.1.9	not bring the Product or the Trademarks into disrepute.

4.2	Diligent Marketing Efforts

4.2.1

Diligent Efforts. With effect from the Start Date for each Product, DISTRIBUTOR shall use its Reasonable Commercial Efforts to promote, sell, and distribute the relevant Product within the Territory, in its own name and at its own expense. Such efforts shall include, but not be limited to, performing professional sales calls on target medical audiences (e.g. physicians, hospitals, pharmacists), advertising the Product in appropriate media and participating in trade shows, conferences, expositions, and promotional seminars, all with due consideration for the local marketing environment in the Territory.

4.2.2	Offices and Personnel. DISTRIBUTOR shall at its own expense maintain offices adequate to market and support the Product within the Territory and shall retain and have at its

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disposal at all times a sufficient and adequate staff of personnel trained and qualified in the promotion and sale of products such as the Product to perform its obligations under this Agreement.

4.2.3

Compliance. DISTRIBUTOR shall conduct its marketing activities in accordance with Applicable Law and in accordance with appropriate or applicable standards of pharmaceutical product promotional practices, fair trade, fair competition, and business ethics, and shall ensure that its employees and Sub-Contractors to do the same.

4.2.4

Diligence Failure. A material breach of DISTRIBUTOR’s diligence obligations, set forth in Sections 4.2.1-4.2.3 above, shall give SUPPLIER the right, in its sole discretion, with thirty (30) calendar days prior written notice (if DISTRIBUTOR has failed to cure such breach of its diligence obligations within such thirty (30) calendar day period), to either (i) terminate this Agreement, in accordance with Section 16.2; or (ii) appoint additional distributor(s) for the Territory, and convert the exclusive rights of Section 2.1.1 and 2.3.16 into non-exclusive rights. In the event that the DISTRIBUTOR’S rights to distribute any Product are converted to non-exclusive rights, the Parties will agree on new applicable Minimum Annual Purchase Quantities.

4.3	Distribution

4.3.1

Inventory. DISTRIBUTOR shall or shall cause its Designated Wholesalers or other Sub-Contractors to at all times maintain a stock of Product so as to adequately serve and fulfil the normal and reasonably foreseeable sales of Product within the Territory and ensure that there is no disruption in availability of the Product in the Territory. DISTRIBUTOR shall ensure that at no time shall such stock be less than [***]. DISTRIBUTOR shall ensure that DISTRIBUTOR, its Designated Wholesalers or other Sub-Contractors, if applicable, shall maintain suitable premises for the storage and handling of Product and shall ensure proper storage and handling of Product in accordance with GDP standards and the requirements of the Products as set forth in the relevant Marketing Authorizations. SUPPLIER or its authorized representatives are entitled to inspect the storage and handling facilities used by DISTRIBUTOR for Product and the offices where pertinent documentation is handled during normal business hours upon reasonable prior written notice. [***]

4.3.2

Distribution. DISTRIBUTOR shall be responsible for proper packing of Product for shipment and distribution within the Territory taking into consideration the cold chain requirements of the Product. DISTRIBUTOR shall use suitable transport systems and handle Product in accordance with GDP standards and requirements of the Product, as further set forth in the Quality Agreement.

4.3.3

Alterations. DISTRIBUTOR shall ensure that the Product is distributed, sold, promoted, marketed and advertised in the form and with the labelling or marking designated by SUPPLIER and in accordance with the applicable regulations in the Territory and, in particular, shall not alter, remove, or deface any Trademark without the written approval of SUPPLIER. SUPPLIER shall supply DISTRIBUTOR with Product in ready-to-sell form, in German presentation approved by the relevant Governmental Authority.

4.4	Promotional Materials

4.4.1

Promotional Materials. DISTRIBUTOR may develop Promotional Materials from background information and materials provided by SUPPLIER, provided however, that all costs and expenses incurred by DISTRIBUTOR in the preparation and distribution of such sales literature and promotional materials shall be borne solely by DISTRIBUTOR.

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4.4.2

Provision of Promotional Materials. To the extent that it is legally and contractually permitted to do so, SUPPLIER will share with DISTRIBUTOR Promotional Materials developed and used by SUPPLIER, its other distributors or licensees in respect of each Product as soon as practicable; and hereby grants to DISTRIBUTOR a royalty free, non-exclusive license during the Term to reproduce and/or adapt the Promotional Materials only for the purpose of promoting the Product in the Territory, provided that any use of the SUPPLIER’s corporate name (but not the name of the Product) will require the prior express written consent of SUPPLIER, such consent not to be unreasonably withheld, delayed or conditioned. If SUPPLIER has previously approved any Promotional Material bearing the SUPPLIER’s corporate name, no further approval shall be required for DISTRIBUTOR to use such Promotional Material and provided that DISTRIBUTOR shall bear all costs of reproducing and/or adapting such Promotional Materials and all Promotional Materials are approved by SUPPLIER in accordance with Section 4.4.4.

4.4.3

Copyright. SUPPLIER shall retain the copyright in any SUPPLIER Promotional Materials provided to DISTRIBUTOR and any DISTRIBUTOR Promotional Materials created by DISTRIBUTOR by adapting SUPPLIER Promotional Materials. Subject to the foregoing, DISTRIBUTOR shall retain the copyright in any DISTRIBUTOR Promotional Material. DISTRIBUTOR agrees to provide SUPPLIER on request with samples of the DISTRIBUTOR Promotional Materials, and DISTRIBUTOR hereby grants to SUPPLIER a royalty free, fully paid up, perpetual, non-exclusive license to reproduce and/or adapt the DISTRIBUTOR Promotional Materials only for the purpose of promoting the Product or assisting other distributors of the Products in their own promotional campaigns provided that any use of the DISTRIBUTOR’s corporate name (but not the names of Product) will require the prior express written consent of DISTRIBUTOR, such consent not to be unreasonably withheld, delayed or conditioned. If DISTRIBUTOR has previously approved any Promotional Material bearing the DISTRIBUTOR’s corporate name, no further approval shall be required for SUPPLIER to use such Promotional Material. DISTRIBUTOR shall promptly notify SUPPLIER of any claims or objections that have come to DISTRIBUTOR’s knowledge, where its use of the DISTRIBUTOR Promotional Materials in connection with the marketing, support or service of the Product may or does infringe the copyrights, patents, trademarks or other proprietary rights of another third party.

4.4.4

Compliance and Approval. DISTRIBUTOR shall ensure that all Promotional Materials comply with the relevant Marketing Authorization, Applicable Laws and/or all other applicable rules and regulations in the Territory. DISTRIBUTOR shall submit to SUPPLIER drafts or prototypes of all Promotional Materials in the English language for review and approval by SUPPLIER at least [***] prior to the release of such Promotional Materials. SUPPLIER shall verify if such Promotional Materials are in line with global branding strategies and relevant Marketing Authorization. In the event that such Promotional Materials are not in line with global branding strategies and/or the relevant Marketing Authorization, SUPPLIER will notify DISTRIBUTOR of any discrepancies and request DISTRIBUTOR to cure such discrepancies. Upon reasonable request by SUPPLIER DISTRIBUTOR shall, at its own risk, cost and expense, translate

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Promotional Materials into the English language or certify in writing that any Promotional Material in a local language is a correct translation of the Promotional Material provided by SUPPLIER and that the translation was made in accordance with ISO 17100:2015. SUPPLIER shall use its Reasonable Commercial Efforts to provide comments or approval within [***], however in any case not later than [***], from receipt of a complete submission.

5.	AUTHORIZATIONS, PHARMACOVIGILANCE, COMPLAINTS, FIELD ACTIONS AND ESCALATIONS

5.1	Regulatory and Pricing Approval

5.1.1

No Marketing of Product without Marketing Authorization. DISTRIBUTOR shall not market, promote, offer for sale or sell any Product prior to the Start Date. DISTRIBUTOR shall import, transport, store, market, promote, offer for sale or sell and distribute each Product in accordance with the relevant Marketing Authorization.

5.1.2

Marketing Authorization and Interactions with Governmental Authorities. SUPPLIER undertakes that it holds and shall maintain, at SUPPLIER’s cost, throughout the Term of this Agreement and for a period of [***] thereafter a Marketing Authorization necessary for the marketing and sale of each Product in the Territory. On written request by the DISTRIBUTOR, SUPPLIER shall provide DISTRIBUTOR with information in its possession which is needed for the promotion and distribution of the Product. The SUPPLIER will be in charge of the regulatory submissions required to maintain the Marketing Authorizations for the Product in the Territory. SUPPLIER shall be responsible for informing the applicable Governmental Authority in the Territory of any Stock-Out Situations to the extent required by Applicable Law. SUPPLIER shall promptly inform DISTRIBUTOR of the loss of, or on becoming aware of the threat of the loss of, its Marketing Authorization(s) in the Territory. The failure of SUPPLIER to maintain such Marketing Authorization(s) shall give DISTRIBUTOR the right, in its sole discretion, to terminate this Agreement, in accordance with Section 16.2.1, by giving [***] prior written notice to SUPPLIER, unless SUPPLIER has obtained the necessary Marketing Authorization within that [***] cure period. DISTRIBUTOR shall provide assistance to SUPPLIER at DISTRIBUTOR’S cost and expense as may be reasonably required by SUPPLIER in connection with the maintenance of the Marketing Authorizations. DISTRIBUTOR shall provide SUPPLIER with prior written notice of its contacts, liaisons, discussions, meetings, and correspondence with, and submissions to, any Government Authority to the extent relating to, or otherwise affecting, the Market Authorization of each Product (“Regulatory Correspondence”) and shall provide details of what will be, and what was, covered in such Regulatory Correspondence. SUPPLIER shall have the opportunity to provide comments and advice in connection with such Regulatory Correspondence and DISTRIBUTOR shall, on request from SUPPLIER, provide SUPPLIER with details of such Regulatory Correspondence. DISTRIBUTOR shall promptly but not later than [***] from receipt of a question regarding the Product(s) from any Governmental Authority inform the SUPPLIER of such question including providing reasonable details of the question. SUPPLIER shall be responsible for responding to any such questions if permitted by the Government Authority or if not permitted by the Government Authority, DISTRIBUTOR shall respond to the Government Authority as instructed by SUPPLIER.

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5.1.3

Serialization. The Parties agree and acknowledge that the Falsified Medicines Directive (Directive 2011/62/EU) as amended by Directive 2001/83/EC and the European Commission delegated regulation (EU) 2016/161 of 2 October 2015 (“Delegated Regulation”) supplementing Directive 2001/83/EC of the European Parliament and of the Council by laying down detailed rules for the safety features appearing on the packaging of medicinal products for human use (“Serialization”), are applicable on the sale and distribution of the Product in the Territory. The Parties shall adhere to the legal requirements applicable in the Territory in connection with Serialization. SUPPLIER shall provide DISTRIBUTOR with Product with a unique identifier, tamper-evident seals and all other mandatory master data as further detailed in the Delegated Regulation (e.g. 2D-Data matrix Code, Human readable). DISTRIBUTOR shall register and pay any and all fees, [***] where necessary, associated with the Serialization of the Product at the German Medicines Verification System (securPharm e.V.), the ACS PharmaProtect GmbH, the Informationsstelle für Arzneispezialitäten (IFA) GmbH and any other relevant agency for Serialization in the Territory, [***]. SUPPLIER or its designated onboarding partner with EMVO (the European Medicines Verification Organisation) shall upload the relevant master data relating to DISTRIBUTOR and its Designated Wholesaler.

5.1.4

Pricing Approvals. As of the Start Date, DISTRIBUTOR shall be solely responsible for, and shall use Reasonable Commercial Efforts to maintain Pricing Approvals for the sale of Product in the Territory. Further, and without prejudice to DISTRIBUTOR’s right to grant discounts to its customers in its sole discretion, DISTRIBUTOR shall use Reasonable Commercial Efforts to obtain any new Pricing Approvals reflecting research and development and marketing investments. DISTRIBUTOR shall promptly inform the SUPPLIER in writing, together with reasonable supporting evidence, in the event that, for any reason, any Pricing Approval is obtained, renewed, amended, or revoked, or any other amendment or change relating thereto occurs.

5.1.5

Ownership of Marketing Authorization and Pricing Approvals. As between DISTRIBUTOR and SUPPLIER, and without limiting DISTRIBUTOR’s obligations under this Agreement, SUPPLIER shall be the sole owner of the Marketing Authorizations and all Pricing Approvals for the sale of the Product in the Territory and related documentation, regardless of whether such approvals and/or documentation are in the name of DISTRIBUTOR or SUPPLIER, or any of their designees.

5.2	Manufacturing License and Batch Release

5.2.1

Manufacturing License. SUPPLIER shall be responsible, without any additional cost to DISTRIBUTOR, for securing and maintaining all necessary governmental approvals, licenses, authorisations and permissions, which may be required for SUPPLIER to manufacture or have manufactured the Product for distribution in the Territory.

5.2.2

Batch Release. SUPPLIER shall be responsible for securing batch release relating to Product with a European Official Medicinal Control Laboratory and National Batch Release and shall provide DISTRIBUTOR with such relevant release documentation, information forms and certificates as specified in ANNEX E. DISTRIBUTOR shall be entitled to rely upon such information forms and certificates without the necessity of

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performing additional testing. DISTRIBUTOR is responsible for (at its cost and expense) and shall obtain and hold all necessary regulatory registrations regarding distribution in the Territory.

5.3	Pharmacovigilance and Clinical Trials

5.3.1

Pharmacovigilance. DISTRIBUTOR shall be responsible for handling certain pharmacovigilance activities in the Territory concerning Product as detailed in the SDEA attached hereto as template in ANNEX G and any subsequent revisions of the same. The obligations of DISTRIBUTOR to forward any Safety Report to SUPPLIER, as further specified in ANNEX G, shall survive expiry or termination of this Agreement and be effective until the expiry date of the last batch of the Product distributed by DISTRIBUTOR or its nominated third party(ies) in the Territory plus [***] to cover a transitional period. In the unlikely event the DISTRIBUTOR receives any further safety relevant information thereafter this is still forwarded to the SUPPLIER in accordance with the SDEA.

5.3.2	Clinical Development. DISTRIBUTOR shall not initiate, sponsor or support any structured data collection schemes involving any Product, including but not limited to:

(i)	interventional clinical trials; and/or

(ii)	non-interventional clinical studies, compassionate use/named subject use programs, or any other subject support programs.

5.4	Recalls, Technical Complaints etc.

5.4.1

In the event of a serious dispute between DISTRIBUTOR or its Sub-Contractor and any proposed purchaser in relation to the sale or offer for sale of the Product DISTRIBUTOR shall forthwith inform SUPPLIER of the details and circumstances of the dispute, as set out in the Quality Agreement, and SUPPLIER shall be entitled (but not obliged) to participate in the resolution or defence of any such dispute at its own cost and DISTRIBUTOR shall comply with the reasonable directions and requirements of SUPPLIER in relation thereto and shall not make any admissions without the prior written approval of SUPPLIER. DISTRIBUTOR and SUPPLIER shall accept and follow the responsibilities and processes for recalls, complaints and other quality related issues as described in the SDEA and the Quality Agreement attached hereto as ANNEX E and ANNEX G and any subsequent revisions of the same.

5.5	Medical Information Services

5.5.1

DISTRIBUTOR shall provide medical information services for the Product in the Territory through qualified personnel in accordance with this Agreement and as further detailed in this Section 5.5. Medical queries from the Territory received by the SUPPLIER shall be directed to DISTRIBUTOR´s Address for Medical Information Purposes as further detailed in ANNEX I.

5.5.2

Product Queries. DISTRIBUTOR shall perform the medical information services for the Product by using up-to-date, and SUPPLIER approved, resources; Summary of Product Characteristics or local equivalent; and the English Product Questions & Answers (Q&A) document(s). DISTRIBUTOR shall translate into English (and certify the accuracy of such translation) at its risk and expense all (i) Product medical queries outside the scope of the Summary of Product Characteristics (or local equivalent) and the English Product Q&A document(s); and (ii) Product stability queries it receives and forward them in an anonymous form to SUPPLIER’s Address for Medical Information Purposes (ANNEX I)

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within [***] of receipt. The answer will be compiled in English by SUPPLIER’s respective department and will be sent within [***] of receipt to DISTRIBUTOR, unless the complexity of the queries received requires a longer response time, in which case SUPPLIER will respond as soon as practicable (and in any event not later than within [***]) inform DISTRIBUTOR of the expected delay. DISTRIBUTOR shall be responsible for translation to the local language(s) at its risk and expense, for ensuring that answers are compliant with local laws and regulations e.g. by adding specific required information and for contacting and liaising with its customer.

5.5.3

Information Flow between DISTRIBUTOR and SUPPLIER. SUPPLIER will provide DISTRIBUTOR with the updated English version of the Product Q&A document(s) on at least [***] and, in any event, promptly after the Product Q&A document is updated or amended. The English Product Q&A document(s) can be translated by DISTRIBUTOR into German at its own risk and expense. Every [***] the DISTRIBUTOR shall provide SUPPLIER, in an anonymous form and in English, with all Product medical queries it has received. Such information shall be sent to the SUPPLIER’s Address for Medical Information Purposes (ANNEX I). Any newly identified safety issue relating to the Product shall be communicated promptly to the other Party (but not later than within [***] of the notifying Party becoming aware of the issue) for review and discussion and for a decision to be made on the appropriate course of action(s) to be taken, if any.

5.5.4

Training. SUPPLIER’s respective department shall provide DISTRIBUTOR’s qualified personnel with documented training regarding medical information relating to the Product at least annually. The form of such training shall be at the discretion of the SUPPLIER (e.g. training manual, web-based or face to face training) and DISTRIBUTOR’s shall ensure that all of its personnel involved in the promotion, marketing and sale of the Product attend such training.

5.5.5

Continuing Obligation. After expiry or termination of this Agreement for a period of no longer than [***] following the expiry of the shelf life of the last Product sold and distributed by the DISTRIBUTOR, DISTRIBUTOR shall continue to forward in English any medical query and/or stability query related to the Product which it receives to SUPPLIER’s Global Medical Information department by email as indicated by such department within [***] of receipt.

5.5.6

Archiving. During the Term, DISTRIBUTOR will document and archive all medical queries and/or stability queries relating to the Product it receives together with DISTRIBUTOR’s reply to such queries, and if required by the SUPPLIER, or if requested by a Governmental Authority and approved by the SUPPLIER, provide them to SUPPLIER and/or Governmental Authority.

5.6	Exchange and Update of Essential Information

5.6.1

SUPPLIER shall keep DISTRIBUTOR informed about any changes regarding or having any effect on (1) the procedure according to which the Product is manufactured, (2) the composition and/or pharmaceutical characteristics of the Product and/or (3) the content and/or the wording of the Summary of Product Characteristics (SPC) for the Product in accordance with the timelines set forth in the Quality Agreement (ANNEX E).

5.6.2

Whenever a change as described in Section 5.6.1 occurs or becomes foreseeable, SUPPLIER will inform DISTRIBUTOR about all necessary details in accordance with the timelines set forth in the Quality Agreement (ANNEX E). The Parties will then initiate and carry out a change control procedure that is compliant with all applicable standards of Good Manufacturing Practice (GMP) as detailed in the Quality Agreement.

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6.	FORECASTS AND ORDERS

6.1	Minimum Purchase Quantities and Sales Target

6.1.1	Minimum Purchase Quantities. In any full calendar year following the Start Date, where DISTRIBUTOR retains exclusive rights, DISTRIBUTOR shall purchase the Minimum Annual Purchase Quantities.

6.1.2	Failure to fulfill Minimum Annual Purchase Quantities. If, at the end of any full calendar year, DISTRIBUTOR has failed to purchase the Minimum Annual Purchase Quantity, DISTRIBUTOR shall [***].

6.2	Forecasts and Orders

6.2.1

Forecasts. DISTRIBUTOR shall provide SUPPLIER with a rolling, monthly forecast in accordance with ANNEX C hereto. DISTRIBUTOR shall be entitled to increase or decrease the quantities of Product required, and to amend any forecast accordingly, to the extent necessary to take into account (i) any shortfall in supply of, or (ii) any defect, in any of the Product where such shortfall or defect is solely due to the default of SUPPLIER. For the avoidance of doubt, a forecast shall have no bearing on the Minimum Annual Purchase Quantities referred to in Section 6.1 above.

6.2.2

Firm Purchase Orders. DISTRIBUTOR shall place orders with the lead-time defined in ANNEX C and which are consistent with the forecasts for Product for the Territory provided by DISTRIBUTOR in accordance with ANNEX C (“Firm Orders”). Each order shall contain a valid purchase order number and shall be duly signed by DISTRIBUTOR. The terms and conditions of this Agreement shall apply to all orders placed by DISTRIBUTOR and shall override and supersede any different or additional terms or orders from, or any general conditions maintained by DISTRIBUTOR. All orders are subject to written acceptance by SUPPLIER and will not be binding on SUPPLIER until the order has been accepted in writing as set out in Section 6.3.

6.2.3

Minimum Orders. Any single order placed by DISTRIBUTOR must amount to not less than [***] of the relevant Product SKU per order. Moreover, for any calendar year, DISTRIBUTOR shall not place more than [***]. In the event that DISTRIBUTOR does place more than [***], SUPPLIER will use Reasonable Commercial Efforts to comply with such additional orders.

6.2.4

Problem Notification and Stock-Out Situation. SUPPLIER will use its Reasonable Commercial Efforts to deliver to DISTRIBUTOR the Product in the quantities and at the dates specified on the purchase orders submitted by DISTRIBUTOR in accordance with the agreed forecasts and which have been accepted in writing by SUPPLIER. If a purchase order cannot be (fully) shipped, SUPPLIER will promptly notify DISTRIBUTOR, and the Parties will jointly determine an appropriate new shipment schedule. SUPPLIER shall use Reasonable Commercial Efforts to inform DISTRIBUTOR of any supply issues as soon as discovered. SUPPLIER shall, as soon as practicable after receipt of each quarterly rolling forecast, notify DISTRIBUTOR of any prospective problems it then knows it will have with respect to meeting DISTRIBUTOR’s forecasted order quantities or estimated shipment dates. Should

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DISTRIBUTOR believe that such supply issue would result in a potential Stock-Out-Situation it will promptly, but not later than within [***] upon receipt of notice, inform SUPPLIER thereof and SUPPLIER shall inform the Governmental Authority of the potential Stock-Out-Situation in accordance with Section 5.1.2.

6.3	Order Confirmation and Rescheduling

6.3.1

Acceptance of Orders. No Firm Order shall be binding upon SUPPLIER until accepted by SUPPLIER in writing and SUPPLIER reserves the right to accept or reject any such order, offer or request for Product. SUPPLIER shall review DISTRIBUTOR’s submitted Firm Orders and respond with a written order acceptance confirming the quantity, delivery date, price and payment terms, or a written order rejection indicating the reason for rejection.

6.3.2

Rescheduling. In the event that DISTRIBUTOR requests that any shipment be rescheduled, the Parties shall discuss in good faith, how such rescheduling shall occur and what impact it shall have, for example, on shipment costs and/or shelf life of any order accepted by SUPPLIER.

7.	SHIPMENT AND DELIVERY

7.1

Shipment. The Product shall be shipped [***] and risk shall pass accordingly (when Product is delivered to the first carrier). SUPPLIER shall immediately inform DISTRIBUTOR as soon as the Product has been delivered to the first carrier. This information shall be sent to [***]. Title and control to Product shall pass at the same time as risk, [***].

7.2	Packaging for Shipment. The Product shall be delivered to DISTRIBUTOR or its nominated third party(ies) in suitable packaging, so as to permit safe storage and transport.

7.3

Shelf-Life. The Product shall have not less than [***] remaining on delivery to DISTRIBUTOR, unless otherwise agreed upon, in writing, between the Parties. The Parties shall discuss and agree in good faith the shelf-life and terms of transfer for the initial stock of the Product which will be delivered to DISTRIBUTOR during [***].

7.4

Quantities. DISTRIBUTOR agrees and accepts that due to the particularity of the Product, the quantity of Product supplied to DISTRIBUTOR may differ by [***] from the ordered and confirmed quantity and that the actual delivered quantity of Products will be invoiced.

7.5

Delivery Delay and Failure. SUPPLIER will use Reasonable Commercial Efforts to supply and deliver ordered and confirmed quantities of Product, however, due to the particularities of the manufacturing processes used, provided SUPPLIER has used Reasonable Commercial Efforts, SUPPLIER shall not be liable for any failure, shortfall or delay in delivery of any ordered and confirmed Product. If an event occurs that will or may affect the delivery of Product under an accepted Firm Order, SUPPLIER shall give written notice to DISTRIBUTOR as soon as it becomes aware that it may not be able to deliver the Product by the delivery date or in the quantities set out in the accepted Firm Order stating the reasons for such delay or shortfall. Any information provided by SUPPLIER shall be kept in strictest confidence by DISTRIBUTOR and may only be disclosed to Regulatory Authorities as required by Applicable Law, and only after having notified SUPPLIER of such disclosure. SUPPLIER shall in any event use Reasonable Commercial Efforts to prevent an inventory shortage and to recommence production as soon as possible. In case of failure, shortfall or delay, the Parties will jointly determine an appropriate new shipment schedule for such

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ordered and confirmed Product. For the avoidance of doubt, in the event of delay, shortfall or failure to supply caused solely by SUPPLIER, the Parties shall discuss and agree in good faith a [***] adjustment to the Minimum Annual Purchase Quantities as required to take account of such delay, shortfall or failure to supply.

8.	PRODUCT WARRANTY

8.1	Product Supply Warranties. SUPPLIER represents and warrants, each time SUPPLIER supplies Product to DISTRIBUTOR under this Agreement, that each Product supplied hereunder shall:

(1)	conform in all material aspects to the Product specifications consistent with the data contained in the Marketing Authorizations; and

(2)	be manufactured in accordance with GMP, as amended from time to time.

8.2

Audit Right. SUPPLIER or its authorized representatives are entitled to audit DISTRIBUTOR, its facilities to assess the handling of Product and the activities undertaken by DISTRIBUTOR pursuant to this Agreement as provided for in ANNEX E. DISTRIBUTOR will use its Reasonable Commercial Efforts to seek to obtain similar audit rights for the SUPPLIER to audit its Sub-Contractors. Such audits will consider compliance with this Agreement and all Applicable Laws and regulations, including but not limited to GMP, and GDP and shall be carried out during normal business hours and upon reasonable prior written notice. DISTRIBUTOR or its authorized representatives are entitled to audit SUPPLIER’s facilities in accordance with GDP and GMP to assess the distribution and handling of Product and activities undertaken by SUPPLIER pursuant to this Agreement as provided for in ANNEX E. Each Party shall bear its own cost in relation to any audits undertaken by it pursuant to this Section 8.2.

8.3

Inspection. DISTRIBUTOR shall inspect or shall ensure that its Sub-Contractors inspect each shipment of Product visually promptly upon receipt of shipment at DISTRIBUTOR’s designated third party logistics service provider in the Territory. If the Product supplied do not meet the Product specifications and standards set forth or referenced herein , or otherwise fail to comply with the terms and conditions of this Agreement, DISTRIBUTOR shall within [***] from receipt of the Product notify SUPPLIER (to the attention of its Quality Assurance Department and its Supply Chain Customer Service) of such non-compliance, including a description thereof in accordance with the provisions set forth in ANNEX E. For the avoidance of doubt, risk of Product transfers in accordance with Section 7.1 above. Failures to give such notice within the aforesaid time period shall constitute acceptance of the Product by DISTRIBUTOR as to defects reasonably discoverable upon visual inspection. Warranty claims for hidden defects, shall be made within [***] after discovery of the hidden defect, and in any event before [***]. Any Product found to be non-compliant in line with this Section 8.3, shall be [***]. After such decision it shall be dealt with as decided by SUPPLIER.

8.4

Non-Conforming Product. Where DISTRIBUTOR alleges that any delivered Product is non-conforming, DISTRIBUTOR shall or shall ensure that its Sub-Contractors, on request, provide SUPPLIER or SUPPLIER’s designee with a sample of such allegedly non-conforming Product, within [***] after the detection of such defects. SUPPLIER or such designee will examine such allegedly non-conforming Product within the lead times set forth in the Quality Agreement (ANNEX E).

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8.5

Remedy. If SUPPLIER agrees that the Product is non-conforming or if such non-conformance has been established by an independent laboratory in accordance with Section 8.7 below, SUPPLIER shall use its Reasonable Commercial Efforts to dispatch to DISTRIBUTOR replacement Product as soon as is reasonably practicable. All shipment costs in respect of replacement Product shall be borne by SUPPLIER.

8.6

Return of Defective Product. DISTRIBUTOR agrees, if so requested by SUPPLIER, to return to SUPPLIER at SUPPLIER’s expense, such Product that does not meet the Product specifications therefor, or to otherwise dispose of such Product, as instructed by SUPPLIER at SUPPLIER’s expense and in compliance with all applicable rules and regulations, as SUPPLIER may direct. If SUPPLIER does not so direct, within [***] following DISTRIBUTOR’s notification of non-conformity, DISTRIBUTOR may dispose of such Product as DISTRIBUTOR may deem reasonably appropriate and SUPPLIER shall reimburse DISTRIBUTOR for the reasonable costs and expenses of such disposal and DISTRIBUTOR shall certify to SUPPLIER in writing that such Product has been destroyed.

8.7

Independent Testing. If the Parties disagree as to whether any delivered Product meets the applicable Product specifications, or SUPPLIER alleges that the defects are not attributable to the manufacture of the Product, the Parties will submit representative samples of the shipment to a mutually acceptable independent testing laboratory and the results of said laboratory shall be binding on the Parties. The costs associated with submission will be paid by the Party, whose position is not substantiated by the independent laboratory.

9.	PRICES AND PAYMENTS

9.1

Price of Product. SUPPLIER shall sell Product to DISTRIBUTOR at the Price and in accordance with the terms set forth in ANNEX C hereto. Payment terms are [***] from date of invoice and any and all payments shall be made to an account designated by SUPPLIER. Upon shipment of Product ordered, SUPPLIER shall invoice Price in Euro (EUR). Invoices shall be sent to the following e-mail: [***]. Invoices shall include DISTRIBUTOR’s contact details and VAT number: [***]. Any Transfer Taxes due under the laws and regulations of the Territory in connection with the execution or entry into force of this Agreement shall be borne by DISTRIBUTOR. Further, should this Agreement be required to be registered with any Governmental Authority in the Territory, DISTRIBUTOR shall cause such registration to be made and shall bear any expense or Transfer Taxes payable in respect thereof.

9.2

Changes in Applicable Laws. If either Party becomes aware of any changes in Applicable Laws relating to any of the Product or otherwise to this Agreement, then such Party will notify the other Party of such changes. SUPPLIER shall have the right to [***] to reflect the impact of such changes in Applicable Laws.

9.3

Pricing Modifications. The Price and payment terms as specified in ANNEX C can be reviewed annually and adjusted if the Parties so agree in writing. In case of modifications, ANNEX C shall be amended accordingly. Either Party may initiate pricing discussions [***] based on [***] in the relevant Product markets in the Territory, as described in ANNEX C. In such a case, the Parties shall negotiate in good faith upon a mutual acceptable pricing modification. Such changes shall take effect immediately after the Parties have mutually

Confidential

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agreed in writing upon the modifications. If the Parties fail to reach agreement within [***] following [***] after the initiation of such discussions, the Price then in effect may be increased by an amount equal to [***].

9.4

Pricing of Orders in Progress. Firm purchase orders placed with SUPPLIER before the Parties have reached written agreement for a pricing modification shall be carried out at previous pricing conditions and payment terms.

9.5

Late Payment. If any payment under this Agreement is not made by the date on which the same becomes due and payable, DISTRIBUTOR shall automatically, without any further notification being given by SUPPLIER, owe SUPPLIER interest calculated at a rate of [***], or the maximum rate permitted under Applicable Law, whichever is lower.

9.6

Selling Prices and Other Terms of Sale. SUPPLIER acknowledges that DISTRIBUTOR has the sole right to establish selling prices, and all other terms and conditions applicable to, sales for Product to its customers in the Territory, and nothing in this Agreement will be construed as giving SUPPLIER any right or authority to determine or influence such selling prices or terms. DISTRIBUTOR acknowledges that it shall be responsible for invoicing and collecting any and all amounts for Product sold and delivered to its customers and shall be responsible for the payment of all fees or expenses associated with such sales, and SUPPLIER shall have no obligations with respect thereto, and DISTRIBUTOR further acknowledges that its obligation to pay SUPPLIER for Product is as set forth in this Agreement and is not conditioned on its subsequent sale of Product.

9.7

Withholding Tax. Any and all amounts to be paid to SUPPLIER under this Agreement will be made without any deductions or withholdings in respect of by Applicable Laws. If any deductions or withholding are required by Applicable Laws, the DISTRIBUTOR shall withhold or deduct an amount equal to any Tax required by such Applicable Laws to be deducted or withheld from the amount due to the SUPPLIER, the DISTRIBUTOR shall account for such Tax to the relevant Tax Authority within the time required by Applicable Laws and provide to the SUPPLIER reasonable evidence of the payment of such Tax. Any such Tax withheld or deducted shall be treated as having been paid by the DISTRIBUTOR to the SUPPLIER for all purposes of this Agreement. Each party shall cooperate with respect to all documentation required by any Tax Authority or which may be reasonably requested by the other party to secure a reduction in the rate of applicable withholding taxes or to permit the other party to obtain a repayment of or credit for all Taxes withheld or deducted in respect of any payments under this.

9.8

Sales Tax. All payments (or other consideration) due to SUPPLIER under the terms of this Agreement are expressed to be exclusive Sales Tax howsoever arising and DISTRIBUTOR shall pay to SUPPLIER in addition to those payments all Sales Tax, for which SUPPLIER is liable to account to any Taxation Authority in relation to any transfer, sale, use, transaction or supply made or deemed to be made for Sales Tax purposes to this Agreement subject to receipt of a valid Sales Tax invoice or invoices from the SUPPLIER.

9.9

Sales Tax Refund. If any Sales Tax originally paid by one Party (“Party A”) of the relevant transfer, sale, use transaction or supply for Sales Tax purposes to the other Party (“Party B”) in accordance with the terms of this Agreement is in whole or in part subsequently determined not to have been chargeable, Party B will take reasonable steps to obtain a refund of such Sales Tax from the relevant Tax Authority and Party B shall pay an amount equal to any such Sales Tax repaid by the relevant Tax Authority to Party A of the relevant

Confidential

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supply within [***] of receipt from the Tax Authority (whether receipt is by way of repayment, credit or set off) and to the extent that Party B has not so accounted to a Tax Authority, Party B shall promptly pay an amount equal to such Sales Tax to the relevant recipient.

9.10

Costs and Reimbursements. Where SUPPLIER is required under this Agreement to pay an amount in respect of any cost, charge or expense incurred by DISTRIBUTOR or otherwise reimburse DISTRIBUTOR in respect of any cost, charge or expense, SUPPLIER shall not be required to pay or reimburse any amount in respect of Sales Tax which is recoverable (whether by way or repayment, credit or set off) by DISTRIBUTOR and DISTRIBUTOR shall use all reasonable endeavours to seek to minimise irrecoverable Sales Tax.

9.11

Adjustments. Where any amount stated as payable hereunder constitutes an adjustment, rebate or refund of an amount previously paid together with Sales Tax, such adjustment, rebate or refund shall be computed so as to include an amount in respect of Sales Tax and the party to whom the amount was previously paid shall issue a valid Sales Tax credit note (or other appropriate document) in accordance with Applicable Law. For the avoidance of doubt the parties shall generally issue invoices and credit notes in accordance with Applicable Laws consistent with Sales Tax requirements and irrespective of whether sums or consideration may be netted for settlement purposes.

9.12

Cooperation. Each Party agrees that it shall provide each other any information and copies of any documents reasonably requested by the other Party for the purposes of (a) determining the amount of Sales Tax chargeable on any supply made under this Agreement, (b) establishing the time or place of supply or other transfer for Sales Tax purposes of any supply or other transfer made under this Agreement, (c) complying with its Sales Tax accounting or reporting obligations or (d) recovering any Sales Tax that has or will be charged in respect of any supply or other transfer under this Agreement.

10.	SALES RECORDS AND REPORTING OBLIGATIONS

10.1

Sales Records. DISTRIBUTOR shall, and shall ensure that its Sub-Contractors where applicable maintain and retain all records relating to Product sales, contracts, invoices, customers, accounts, complaints and other transactions concerning Product for [***] from the date on which such records arose or for the period required by Applicable Law. SUPPLIER may request such sales figures and sale figure estimates and such other reporting information, as SUPPLIER may reasonably require, and DISTRIBUTOR will use Reasonable Commercial Efforts to provide such information to SUPPLIER as promptly as possible.

10.2

Reports. DISTRIBUTOR shall keep SUPPLIER informed through [***] market reports. Each such [***] report shall include for each Product (1) the amount of inventory of Product [***] by Distributor and each of its Sub-Contractors, together with the remaining shelf-life of such Product inventory, (2) the [***] volume sold in terms of both doses and Net Sales of Product, and (3) a list of DISTRIBUTOR’s tender customers and activities undertaken with such customers. The report shall also include significant market developments in the Territory [***] and relevant updates of DISTRIBUTOR’s activities to commercialize and market the Product in the Territory, [***]. The [***] report provided by DISTRIBUTOR in the January of each calendar year shall cover in addition the full calendar year and serve as an annual report. Reports shall comply with the format provided by SUPPLIER in ANNEX J, or in a

Confidential

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format otherwise agreed upon between the Parties, and shall be due on the [***] of the month following the month to which the report relates. Reports are to be sent to SUPPLIER’s email address: [***]. DISTRIBUTOR shall cause its Sub-Contractors, where applicable, to prepare and submit to DISTRIBUTOR, on a timely basis, reports including such information and shall include information from such reports in the reports provided by DISTRIBUTOR hereunder. In case of major volume shortfalls, DISTRIBUTOR will immediately inform SUPPLIER about the reasons of such deviation and propose corrective actions. Commencing on January 2021, and every [***] thereafter, the Parties shall meet and discuss DISTRIBUTOR’s marketing efforts performed during the preceding [***] period including DISTRIBUTOR’s planned marketing activities in the Territory over the forthcoming [***].

10.3

Annual Statements. SUPPLIER acknowledges and agrees that annual statements will be published and available on DISTRIBUTOR’s website [***] as soon as audited and released following 31 December in any calendar year.

10.4

Tenders. DISTRIBUTOR shall duly and promptly inform SUPPLIER about any and all tenders concerning the Product issued by any Governmental Authority or any relevant public institution in the Territory, where DISTRIBUTOR intends to participate and quote, and upon DISTRIBUTOR’s reasonable request, SUPPLIER shall supply DISTRIBUTOR with all information and documents, including but not limited to product stability statements required by DISTRIBUTOR to submit a valid offer. DISTRIBUTOR shall consult and provide SUPPLIER with all relevant information with respect to the tender offer prior to submission of such tender offer in order to receive SUPPLIER’s written approval as to agreed delivery dates and potential penalties. Any agreement by the SUPPLIER to supply under a tender would be subject to separate agreement, including as to whether or not such supply is included in the calculation of [***] and associated [***] under ANNEX C.

10.5	Compensation for DISTRIBUTOR Costs Resulting from Failure to Comply with Tender Delivery Obligations. [***]

[***]

10.6

Notwithstanding the above, DISTRIBUTOR acknowledges that it has an obligation to take reasonable measures to mitigate the possible consequences resulting from a Failed Shipment. The compensation contemplated in Section 10.5 shall only be due in cases where DISTRIBUTOR has adhered to the stock requirements in Section 4.3.1. above and has used Reasonably Commercial Efforts to supply under the Tender Product kept in stock even if e.g. the shelf life is shorter than requested under the Tender.

11.	INTELLECTUAL PROPERTY RIGHTS

11.1	Intellectual Property Rights

11.1.1

Acknowledgment. DISTRIBUTOR acknowledges that, prior to entering into this Agreement, it has no right, title or interest in and to any and all Intellectual Property Rights pertaining to the Product. DISTRIBUTOR shall not at any time during or after the Term of this Agreement take any act or step which infringes or might infringe the Product Intellectual Property Rights or do anything that may otherwise adversely affect the Product Intellectual Property Rights.

Confidential

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11.1.2

Preservation of Trademarks. DISTRIBUTOR agrees to take any action, at SUPPLIER’s expense, which SUPPLIER reasonably deems necessary to establish and preserve SUPPLIER’s exclusive rights in and to the relevant Trademarks, including but not limited to cooperating in the registration of the Trademarks on the trademark registry or other appropriate registration procedure within the Territory. DISTRIBUTOR shall not adopt, use, or register any acronym, trademark, trade names, service mark or other marketing name that is confusingly similar to the SUPPLIER’s Trademarks or the SUPPLIER name.

11.1.3

Benefit. DISTRIBUTOR agrees that all its use of SUPPLIER’s Trademarks shall be for the sole and exclusive benefit of SUPPLIER and the goodwill and reputation accrued in connection with DISTRIBUTOR’s use of those Trademarks shall accrue to SUPPLIER.

11.2	Third Party Claims

11.1.4

SUPPLIER Third Party Claims. DISTRIBUTOR shall promptly notify SUPPLIER of any claims or objections that DISTRIBUTOR becomes aware of that claim that SUPPLIER’s or DISTRIBUTOR’s use of the Product Intellectual Property Rights in connection with the distribution, sale, marketing, promotion, or importation of the Product may or will infringe the Intellectual Property Rights of another Person (“SUPPLIER Third Party Claim”). If DISTRIBUTOR is served with a legal action or otherwise forced to respond in a legal proceeding due to a SUPPLIER Third Party Claim, SUPPLIER shall be entitled to conduct the defense of such SUPPLIER Third Party Claim at its own cost. SUPPLIER shall have the sole control over the defense and settlement of any SUPPLIER Third Party Claims. For that purpose, DISTRIBUTOR shall (1) if requested by SUPPLIER, without delay, in accordance with SUPPLIER’s instructions, submit the defense of such SUPPLIER Third Party Claim on behalf of SUPPLIER; and (2) render SUPPLIER all reasonable assistance, at SUPPLIER’s expense, in connection with the defense of any such SUPPLIER Third Party Claim or objection, whether in the courts, before administrative agencies, or otherwise. DISTRIBUTOR shall not, except as required by law, knowingly make any admission to jeopardize, compromise or otherwise limit the validity of the Product Intellectual Property Rights.

11.1.5

DISTRIBUTOR Third Party Claims. SUPPLIER shall promptly notify DISTRIBUTOR of any claims or objections which SUPPLIER becomes aware of, that claim that SUPPLIER’s or DISTRIBUTOR’s use of the DISTRIBUTOR Promotional Materials in connection with the distribution, sale, marketing, promotion, or importation of the Product may or will infringe the Intellectual Property Rights of another Person (“DISTRIBUTOR Third Party Claim”). If SUPPLIER is served with a legal action or otherwise forced to respond in a legal proceeding due to a DISTRIBUTOR Third Party Claim, DISTRIBUTOR shall have the initial right, but not the obligation, to conduct the defense of such DISTRIBUTOR Third Party Claim at its own cost. DISTRIBUTOR shall have the sole control over the defense and settlement of any DISTRIBUTOR Third Party Claims. For that purpose, SUPPLIER shall (1) if requested by DISTRIBUTOR, without delay, in accordance with DISTRIBUTOR’s instructions, submit the defense of such DISTRIBUTOR Third Party Claim on behalf of DISTRIBUTOR; and (2) render DISTRIBUTOR all reasonable assistance, at DISTRIBUTOR’s expense, in connection with the defense of any such

Confidential

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DISTRIBUTOR Third Party Claim or objection, whether in the courts, before administrative agencies, or otherwise. SUPPLIER shall not, except as required by law, knowingly make any admission to jeopardize, compromise or otherwise limit the validity of Intellectual Property Rights related to the DISTRIBUTOR Promotional Materials. If DISTRIBUTOR declines to defend a DISTRIBUTOR Third Party Claim, SUPPLIER may do so at its own expense.

11.2	Infringement of Intellectual Property Rights

11.2.1

Notification. DISTRIBUTOR shall promptly notify SUPPLIER of any infringement or suspected infringement of Product Intellectual Property Rights in the Territory, of which DISTRIBUTOR becomes aware, and provide SUPPLIER with any available evidence of such infringement or suspected infringement which is in its possession.

11.2.2

Enforcement. SUPPLIER may at its own discretion, institute enforcement proceedings (“Enforcement Proceedings”) in respect of any infringement or unauthorized use of Product Intellectual Property Rights in the Territory.

11.2.3

Assistance. DISTRIBUTOR agrees to provide all reasonable co-operation and assistance to SUPPLIER in relation to any such Enforcement Proceedings (and agrees to be named as a party if legally required or reasonably requested to do so by SUPPLIER). [***].

12.	NON-DISCLOSURE AND NON-USE OBLIGATIONS

12.1	Non-Disclosure of Agreement

12.1.1	Non-Disclosure of Agreement. Neither Party shall disclose any this Agreement or information regarding its contents without the prior written consent of the other.

12.1.2

Exceptions. Consent for the purposes of Section 12.1.1 shall not be required, however, for (1) disclosures to a Tax Authority or to existing and bona fide potential Sub-Contractors, to the extent required or contemplated by this Agreement, provided, that in connection with such disclosure, the Party making the disclosure obtains undertakings from the recipient of the Confidential Information to keep such Confidential Information confidential on terms at least as stringent as those set out in this Section 12; (2) disclosures for which the written consent of the other Party has previously been obtained, or (3) information which has previously been publicly disclosed by a party other than the Party making the disclosure. Each Party shall have the further right to disclose the terms of this Agreement as required by Applicable Law, including the rules and regulations promulgated by any relevant securities and exchange commission and/or the regulatory bodies and authorities governing securities issues in foreign jurisdictions and to disclose such information to stockholders or potential investors as is customary for publicly-held companies (as the case may be at the time of disclosure), provided the disclosing Party provides to the other Party, to the extent practicable, a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure, and, to the extent practicable, consults within a reasonable time in advance of the proposed disclosure with the other Party on the necessity for the disclosure and the text of the proposed release.

Confidential

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12.2	Non-Disclosure and Non-Use of Confidential Information

12.2.1

Non-Disclosure and Non-Use of Confidential Information. SUPPLIER and DISTRIBUTOR hereby agree to hold in strictest confidence and not to disclose to any third party or use itself (except to enable each Party to perform its obligations in connection with this Agreement) any Confidential Information of the other Party without the prior written consent of the other Party. This confidentiality obligation shall remain in effect for Confidential Information for a period of [***] following termination of this Agreement provided that if any Confidential Information is a Trade Secret and the owner of such Trade Secret has notified the other Party in writing that it is a Trade Secret, the confidentiality obligation in respect of such Trade Secret shall remain in effect for such Trade Secret for a period of [***] following termination of this Agreement or, if longer, such period as may be required by Applicable Laws.

12.2.2

Exceptions. The confidentiality obligations under Section 12.2.1 of this Agreement shall not apply to the extent that: (1) the Party who has received the Confidential Information (“Recipient”) is required to disclose Confidential Information by order or regulation of a governmental agency or court of competent jurisdiction subject to the provisions below, or (2) disclosures of Confidential Information are made to a Tax Authority in connection with the Tax affairs of the disclosing Party; (3) the Recipient can demonstrate that (i) the disclosed Confidential Information was at the time of such disclosure to Recipient already in the public domain, or was put into the public domain, other than as a result of actions of Recipient, its Sub-Contractors, agents, direct employees, consultants or representatives, in violation hereof; (ii) the disclosed Confidential Information was known by Recipient (as shown by its written records) prior to the date of disclosure to Recipient from sources legally entitled to disclose the same or is independently developed without regard to the Confidential Information (as shown by its written records); or (iii) the disclosed Confidential Information was received by Recipient (as shown by its written records) on an unrestricted basis from a source unrelated to any Party to this Agreement and not under a duty of confidentiality to the other Party. Each Party shall have the further right to disclose the Confidential Information of the other Party as required by Applicable Law, including the rules and regulations promulgated by any relevant securities and exchange commission and/or the regulatory bodies and authorities governing securities issues in foreign jurisdictions and to disclose such information to stockholders or potential investors as is customary for publicly-held companies (as the case may be at the time of disclosure), provided the disclosing Party provides to the other Party, to the extent practicable, a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure, and, to the extent practicable, consults within a reasonable time in advance of the proposed disclosure with the other Party on the necessity for the disclosure and the text of the proposed release.

12.2.3

Confidentiality Agreements. Both Parties shall ensure that each of their directors, officers and employees and the directors, officers and employees of its Affiliates respectively, Sub-Contractors and SUPPLIER’s assignees, who will receive Confidential Information, shall at all material times be bound by appropriate undertakings as to the confidentiality of such information which shall be no less stringent than those set out in this Section 12. DISTRIBUTOR and SUPPLIER, respectively, shall have the right, at their own expense, to undertake the enforcement of any such obligations of confidentiality in the event of any breach thereof.

Confidential

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12.2.4

Ownership of Other Party’s Materials. All files, lists, documents, drawings, specifications and records provided by a Party (the “Disclosing Party”), whether in written or electronic form, which incorporate or refer to all or a portion of a Party’s Confidential Information, shall remain the sole property of the Disclosing Party. Such materials shall be promptly destroyed or returned (1) upon the Disclosing Party’s reasonable request, or (2) in accordance with Section 17.3 of this Agreement upon termination of this Agreement, whichever is earlier. The decision whether such material shall be destroyed or returned shall be made by the Disclosing Party.

13.	REPRESENTATIONS AND WARRANTIES

13.1	SUPPLIER Representations and Warranties. As of the Start Date, SUPPLIER represents, and warrants the following:

(1)

to SUPPLIER’s knowledge, SUPPLIER is not in material breach of any agreement entered into by SUPPLIER with third parties relating to the Product or the Product Intellectual Property Rights which would or might prevent SUPPLIER from granting the rights to DISTRIBUTOR as set out in this Agreement (the “Third Party Agreements”);

(2)	there are no actions, suits or claims pending against SUPPLIER with respect to the Product or the Product Intellectual Property Rights in the Territory;

(3)

to SUPPLIER’s knowledge, the sale and use of the Product in accordance with and as further outlined in this Agreement, in the Territory, does not infringe the proprietary rights of any third party in the Territory; and

(4)

to SUPPLIER’s knowledge, SUPPLIER has disclosed appropriately and has not misrepresented to DISTRIBUTOR, any material matters relating to the Product, the Intellectual Property Rights, marketing, adverse events, supply, clinical and regulatory information pertaining to the Product in the Territory.

13.2	DISTRIBUTOR’S Representations and Warranties. As of the Effective Date, DISTRIBUTOR represents, and warrants the following:

(1)	DISTRIBUTOR has disclosed appropriately and has not misrepresented, to SUPPLIER any material matters relating to DISTRIBUTOR’s promotion, marketing and distribution capabilities in the Territory;

(2)

DISTRIBUTOR and/or its Sub-Contractors holds all licenses, permits, certificates, applications or other documentation (including but not limited to a wholesale license) as required by DISTRIBUTOR to perform its obligations under this Agreement and DISTRIBUTOR is duly qualified to transaction the business contemplated under this Agreement;

(3)	DISTRIBUTOR’s performance of this Agreement will not violate Applicable Law and wil not violate or constitute a default under any agreement to which DISTRIBUTOR is a party; and

(4)

DISTRIBUTOR is an experienced distributor or goods similar to the Product and requires no advice or assitance from SUPPLIER except for the advice and assistance agreed to by the Parties under this Agreement.

Confidential

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13.3

DISCLAIMERS. To the full extent permitted by law, apart from the representations and warranties stated in this Agreement and indemnities below, neither Party makes any additional representations or warranties and hereby disclaims all warranties, representations, and liabilities, whether express or implied, arising from contract or tort (except fraud), imposed by statute or otherwise, relating to the products and/or any patents or technology used or included in the products, including any warranties as to merchantability, fitness for purpose, correspondence with description, or non-infringement.

14.	INDEMNITIES AND LIMITATIONS OF LIABILITY

14.1	SUPPLIER’s Indemnity

14.1.1

SUPPLIER’s Indemnity. SUPPLIER shall defend, indemnify and hold DISTRIBUTOR, its shareholders, managers, officers, directors, agents and employees (the “DISTRIBUTOR Indemnitees”) harmless on an after-Tax basis against any and all third party losses, damages, claims, liabilities, Taxes (excluding recoverable Sales Tax), costs and expenses including reasonable attorney’s fees (“Claim”) resulting from the following:

(1)

the personal injury to or death of any person or any property damage to the extent caused by the defective design and/or manufacture of a Product or inadequate warnings or instructions, or the failure of a Product to meet its Product specification;

(2)

any act or omission, or breach of this Agreement due to the negligence or wilful misconduct, by SUPPLIER or any of its managers, officers, directors, Sub-Contractors, agents, employees, directors or officers contrary to Applicable Law;

(3)	SUPPLIER’s transportation, storage, use and handling of a Product in compliance with this Agreement;

(4)	the negligent or wilful misconduct of SUPPLIER relating to the Product;

(5)	any material breach by SUPPLIER of any of SUPPLIER’s representations and warranties set forth in this Agreement; or

(6)	any act of omission by SUPPLIER which would constitute a violation of ANNEX A Anti-Corruption Laws,

in each case as determined by a court or arbitrator of competent jurisdiction or as agreed by the Parties.

SUPPLIER’s indemnification under this Section 14.1 shall not apply to any Claim to the extent that it is directly and/or indirectly related to the negligent activities, reckless misconduct or intentional misconduct attributable to DISTRIBUTOR, its Sub-Contractors or its employees, directors or officers.

Confidential

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14.2	DISTRIBUTOR’s Indemnity

14.2.1

DISTRIBUTOR’s Indemnity. DISTRIBUTOR shall defend, indemnify and hold SUPPLIER, its shareholders, managers, officers, directors, agents and employees (the “SUPPLIER Indemnitees”) harmless on an after-Tax basis against any and all losses, damages, claims, liabilities, Taxes (excluding recoverable Sales Tax), costs and expenses including reasonable attorneys’ fees (“SUPPLIER’s Claim”) resulting from the following:

(1)

the personal injury to or death of any person or any property damage to the extent caused by DISTRIBUTOR’s and/or any of its Sub-Contractors’ importation, transportation, storage, use, promotion, marketing, sales, distribution and handling of the Product;

(2)

any act or omission, or breach of this Agreement due to the negligence or wilful misconduct by DISTRIBUTOR or any of its managers, officers, directors, Sub-Contractors, agents, employees, directors or officers contrary to Applicable Law;

(3)	the negligent or wilful misconduct of DISTRIBUTOR relating to the handling of the Product as finally determined by a court of competent jurisdiction or as agreed by the Parties;

(4)	any material breach by DISTRIBUTOR of any of DISTRIBUTOR’s representations and warranties set forth in this Agreement;

(5)	any negligent act or omission by DISTRIBUTOR and/or any Sub-Contactor contrary to Applicable Law; or

(6)	any act of omission by DISTRIBUTOR and/or any Sub-Contractor which would constitute a violation of ANNEX H (Anti-Corruption Laws),

in each case as determined by a court or arbitrator of competent jurisdiction or as agreed by the Parties.

DISTRIBUTOR’s indemnification under this Section 14.2 shall not apply to any SUPPLIER Claim to the extent that it is directly related to the negligent activities, reckless misconduct or intentional misconduct attributable to SUPPLIER.

14.3

Indirect Damages and Limitation of Liability. Except in case of personal injury or death, neither Party shall be liable to the other for: (1) indirect, special or consequential damages; or (2) loss of profits and/or (3) punitive damages.

14.4	Indemnification procedure

14.4.1

Notification. Each Party shall promptly notify the other in writing of any claim, action or suit potentially giving rise to an indemnification obligation of the other Party hereunder. If indemnification is sought as a result of any third party claim or suit, such notice to the indemnifying party shall be made within [***] after receipt by the indemnified Party of notice of such claim or suit; provided however that the failure to give notice within such time period shall not relieve the indemnifying party of its obligation to indemnify unless it shall be materially prejudiced by such failure.

14.4.2

Indemnification Procedure. The indemnifying Party shall have the control of, and discretion in, the handling of the defense and/or settlement of any third party claim, action or suit which is the subject of the indemnification obligation, including, without limitation, the

Confidential

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selection of defense counsel provided that the indemnified party shall have the right to participate, at its own expense, with counsel of its own choosing, in such defence. The indemnified Party shall fully cooperate with the indemnifying Party in the defense and settlement of all such claims, actions or suits, subject to reimbursement of the indemnified Party’s reasonable costs and expenses. The indemnified Party shall take reasonable steps to mitigate any loss suffered by the indemnified Party. The indemnifying Party shall make no offer of settlement, settlement or compromise without the prior written consent of the indemnified party (which consent shall not be unreasonably withheld, conditioned or delayed) unless such settlement fully releases the indemnified Party without any liability, loss, cost or obligation.

15.	GOOD ETHICAL BUSINESS PRACTICES AND ANTI-CORRUPTION LAWS

15.1	Good Ethical Business Practice. Each Party shall in connection with its activities under this Agreement or relating to the Product:

(i)	not disparage the name, goodwill, or reputation of the other Party;

(ii)	not engage in deceptive, misleading, or unethical practices;

(iii)	not make any false or misleading representations or other statements with regard to the other Party or the Product;

(iv)

represent only such facts about Product as are in accordance with the Market Authorization, the Summary of Product Characteristics or, in case of DISTRIBUTOR, as otherwise expressly approved by SUPPLIER in writing, and

(v)	in no event make any representations, warranties, guarantees or other statements in the other Party’s name or on the other Party’s behalf, except as approved in advance in writing by the other Party.

15.2

Conflict of Interest. In order to avoid a conflict of interest between SUPPLIER and DISTRIBUTOR, DISTRIBUTOR represents and warrants that, to the best of DISTRIBUTOR’s knowledge and belief, DISTRIBUTOR’s appointment under this Agreement will not result in a conflict of interest or have an adverse affect on the sale of Product. DISTRIBUTOR will disclose to SUPPLIER any future circumstances that are or might reasonably be expected to result in a conflict of interest or have an adverse affect on the sale of Product promptly following DISTRIBUTOR knowing or becoming aware of such matters. Without limiting the generality of the foregoing, DISTRIBUTOR will inform SUPPLIER in writing of any business relationship, circumstance or situation that DISTRIBUTOR reasonably expects could prejudice in any way the sale of the Product.

15.3	Anti-Corruption Laws. The Parties understand and shall comply with the Anti-Corruption Laws and in accordance with ANNEX H attached to this Agreement.

15.4

Non-Compliance. A Party’s failure to abide by the provisions of Sections 15.1, 15.2 and/or 15.3 shall be deemed a material breach of this Agreement, allowing the other Party to immediately terminate this Agreement at its sole discretion without any notice to the defaulting Party.

Confidential

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15.5	Human Rights

Each Party represents that, with respect to its respective obligations under this Agreement, it will:

(a)	not use child labor in circumstances that could cause physical or emotional impairment to the child;

(b)	not use forced labor (prison, indentured, bonded or otherwise);

(c)	provide a safe and healthy workplace; safe housing (if applicable); and access to clean water, food, and emergency healthcare in the event of accidents in the workplace;

(d)	not discriminate against employees on any grounds (including race, religion, disability or gender);

(e)	not use corporal punishment or cruel or abusive disciplinary practices;

(f)	pay at least the minimum wage, where applicable, and provide any legally mandated benefits;

(g)	comply with laws on working hours and employment rights;

(h)	respect employees’ right to join and form independent trade unions;

(i)	encourage subcontractors under this Agreement to comply with these standards; and

(j)	maintain a complaints process to address any breach of these standards.

16.	TERM AND TERMINATION

16.1

Term and Extensions. The Term of this Agreement shall commence on the Effective Date and shall continue until 31 December, 2024 (“Initial Term”) provided that those provisions of this Agreement which are expressly stated as commencing on the Start Date shall not commence until the Start Date. The Initial Term shall be automatically extended by an additional two (2) year period until 31 December 2026 (“Extended Term”) unless prior termination by either Party in accordance with the Termination Events listed under Sections 16.2 or 16.3 below. The Initial Term and the Extended Term together referred to as “Term”.

16.2	Termination Events. This Agreement may forthwith be terminated by either Party by giving written notice of termination in the event that:

(1)

the other Party is in breach of its material obligations under this Agreement which is capable of being cured, and fails to cure such breach within [***] of receiving a written notice specifying such breach and requiring such breach to be cured; provided that such termination shall not be effective if the Party in breach has commenced good faith and commercially reasonable efforts to cure such breach within such [***] period and cures such breach within [***] after the receipt of notice of material breach;

(2)	the other Party is in breach of its material obligations under this Agreement which is not capable of being cured;

(3)

the other Party enters into insolvency or bankruptcy or is unable to pay its debts as they fall due, or a trustee or receiver or the equivalent is appointed to the other Party, or proceedings are instituted against the other Party relating to dissolution, liquidation, winding up (other than on a reconstruction), bankruptcy, insolvency or the relief of creditors, if such proceedings are not terminated or discharged within [***];

(4)	with [***] written notice in the event of a Change of Control of the other Party;

(5)	[***];

Confidential

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(6)	immediately in case of withdrawal of the Marketing Authorization in the Territory;

(7)	immediately in case other Party is in breach of any provision of ANNEX H of this Agreement;

(8)	[***], or

(9)	[***].

In addition, at any time after [***] following the Start Date, either Party may terminate this Agreement for no cause by providing the other Party with a [***] prior written notice.

16.3	Termination by SUPPLIER.

16.3.1	This Agreement may forthwith immediately be terminated by SUPPLIER, at its sole discretion, by giving written notice of termination, in the event that:

(1)	DISTRIBUTOR ceases to carry on business in the marketing of pharmaceutical products in the Territory; and

(2)	DISTRIBUTOR fails to [***].

17.	EFFECTS OF TERMINATION OR EXPIRATION

17.1

Cessation of Rights. Upon expiration or termination of this Agreement for any reason whatsoever as provided herein (collectively “Termination”), all rights and obligations of the Parties hereunder shall cease, except as provided in Section 17.2 below; provided, however, that Termination of this Agreement shall not relieve the Parties hereto of any obligations accrued prior to said Termination.

17.2

Survival of Terms. Termination of this Agreement shall not release either Party from any liabilities or obligations set forth in this Agreement which (i) the Parties have expressly agreed shall survive any such Termination, or (ii) remain to be performed or by their nature would be intended to be applicable following any such Termination.

17.3

Return of Confidential Information. Upon Termination, each Party shall and shall cause its agents, employees, consultants or representatives and Sub-Contractors to promptly return to the other Party or, as requested by the other Party, destroy, or deliver to a third party designated by that other Party, all of the other Party’s Confidential Information in written, recorded or other tangible form. DISTRIBUTOR shall and shall cause its agents, employees, consultants or representatives and Sub-Contractors to return or deliver to SUPPLIER or, if requested by SUPPLIER, destroy any other items in DISTRIBUTOR’s possession, which SUPPLIER has furnished or supplied to DISTRIBUTOR, and which DISTRIBUTOR has passed on to its Sub-Contractors, agents, employees, consultants and representatives, including customer lists for the Product provided by SUPPLIER.

17.4

Trademarks. Upon Termination of this Agreement, DISTRIBUTOR shall and DISTRIBUTOR shall procure that its Sub-Contractors shall cease promoting, marketing and advertising the Product and neither DISTRIBUTOR nor any Sub-Contractor, shall use or permit the use of any of the Product Intellectual Property Rights, Trademarks and trade names of SUPPLIER or similar trademarks, denominations, label designs or package presentations. If DISTRIBUTOR acquires any right, title or interest in or to or relating to the Product Intellectual Property Rights or the Trademarks for any reason, effective

Confidential

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immediately upon the expiration or termination of this Agreement, DISTRIBUTOR hereby assigns, at no cost, all such right, title and interest, together with any related goodwill or reputation, to SUPPLIER. DISTRIBUTOR agrees to promptly execute all documents reasonably requested by SUPPLIER in connection with such assignment.

17.5

Return of SUPPLIER Promotional Materials. Upon Termination, DISTRIBUTOR shall return to SUPPLIER all SUPPLIER Promotional Materials and technical documents relating to the Product, together with all copies of or extracts from that material in the possession or power of DISTRIBUTOR or, if SUPPLIER so directs, destroy or otherwise dispose of such documents in accordance with the SUPPLIER’s directions and at the expense of DISTRIBUTOR.

17.6

Outstanding Invoices. Upon Termination all outstanding invoices rendered by SUPPLIER in respect of the Product shall become due and payable in accordance with the payment terms set out in Section 9 and ANNEX C;

17.7

Customer Contacts. Subject to Applicable Law and customer agreements limiting disclosure, DISTRIBUTOR shall provide a list of the names and addresses, (excluding any personal data which DISTRIBUTOR is not permitted to disclose by Applicable Law), of all customers to which DISTRIBUTOR has supplied Product during [***], together with the quantities of Product and types of Product supplied to such customers within [***] of the date of Termination. The Parties shall within [***] of the date of Termination agree in good faith a transition plan setting out how customers of DISTRIBUTOR for the Product will be notified of the new distributor in the Territory after a defined cut-off date to be agreed upon.

17.8

Transfer to Third Party. Upon Termination DISTRIBUTOR shall use Reasonable Commercial Efforts to co-operate with SUPPLIER to transfer the distribution of the Product in the Territory to a third party distributor or to SUPPLIER or an Affiliate of SUPPLIER as SUPPLIER may direct.

17.9

Pricing Approvals, Trademarks and Other Product Rights. Upon Termination of this Agreement as provided herein for any reason whatsoever, DISTRIBUTOR shall provide SUPPLIER with copies of and shall immediately take all steps necessary to transfer to SUPPLIER, or to SUPPLIER’s designee, any and all rights DISTRIBUTOR may have to Pricing Approvals, Marketing Authorization(s) and/or SUPPLIER’s Trademarks including any related documents and any other rights associated with the Product including any Product-specific approvals necessary for SUPPLIER or its designee to commercialize the Product in the Territory, to the extent permitted by Applicable Law and at DISTRIBUTOR’s cost. DISTRIBUTOR shall, when it is making an application for a Pricing Approval, take all reasonable steps to ensure that such transfers to SUPPLIER may be undertaken at a later date. If such transfer is not possible, DISTRIBUTOR shall use Reasonable Commercial Efforts to put alternative arrangements in place which will enable SUPPLIER or its designee to rely upon such Pricing Approvals following expiry or termination of this Agreement and shall permit SUPPLIER or its designee to use and reference such Pricing Approvals in its own applications. DISTRIBUTOR shall, if so requested by SUPPLIER, assign (1) any clinical trial documentation of any clinical trials performed by DISTRIBUTOR, if any, and administrative files, such as, but not limited to, price certificates, authorization and reimbursement authorizations to SUPPLIER or to any party appointed by SUPPLIER, or, as directed by SUPPLIER at SUPPLIER’s option, to cancel said certificates and authorizations, provided that such administrative files are directly relating to the Product; and (2) transfer any contracts entered into with authorized representatives to SUPPLIER, or any party appointed by the SUPPLIER, if SUPPLIER so requests.

Confidential

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17.10

Orders Upon Termination. DISTRIBUTOR shall be entitled to purchase under the terms and conditions of this Agreement, any Product which it has ordered for which the orders had been accepted by SUPPLIER prior to the effective date of Termination, even though shipment of the Product may be made subsequent to the date of Termination.

17.11	Repurchase of Inventory. [***].

17.12

No Compensation. Except as set out in Section 14, no indemnity whatsoever shall be payable by one Party to the other Party solely by reason of expiration or termination of this Agreement. Neither Party shall be entitled to compensation, reimbursement or damage on account of the loss of prospective profits on anticipated sales or on account of marketing investments in connection with the business or goodwill of SUPPLIER or DISTRIBUTOR.

18.	GENERAL PROVISIONS

18.1

Precedence. In the event of any conflict between the terms of this Agreement and any agreement, purchase order, terms and conditions, invoice terms, the Quality Agreement and the SDEA the terms of this Agreement shall prevail, save that (i) with respect to terms relating to quality assurance, the terms of the Quality Agreement shall prevail over this Agreement, and (ii) with respect to terms relating to medical and safety related information and pharmacovigilance, the terms of the SDEA shall prevail over this Agreement.

18.2

Independent Contractors. The relationship of SUPPLIER and DISTRIBUTOR established by this Agreement is of seller and buyer, or independent contractors, and nothing in this Agreement shall be construed:

(1)	to give either Party the power to direct or control the daily activities of the other Party, or

(2)

to constitute the Parties as principal and agent, partners, or otherwise as participants in a joint undertaking, or to provide a Party with the power or authority to make or give any representation or warranty or to incur any liability or obligation, or to waive any right, on the other Party’s behalf, except as may be specifically provided for herein. SUPPLIER shall have no obligation or authority, express or implied, to exercise any control whatsoever over the employees or the business affairs of DISTRIBUTOR.

18.3

Insurance. Both Parties shall obtain and at all times during the Term and for a period of [***] thereafter maintain, and bear the cost of, adequate and appropriate insurance including comprehensive general liability insurance which is adequate to cover their respective activities under this Agreement and as required by Applicable Laws and which shall have a minimum limit of at least [***] per claim or series of claims. A certificate of insurance and any other documentation necessary to prove compliance with this provision will be provided to the other Party upon request. Each Party shall notify the other not less than [***] prior to the termination or reduction of such coverage.

18.4	Data Privacy.

18.4.1

DISTRIBUTOR is a data controller for the processing of personal data under this Agreement. DISTRIBUTOR collects and processes name and contact details of SUPPLIER’s personnel in connection with this Agreement. This information is

Confidential

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necessary in order for DISTRIBUTOR to be able to administer the contractual relationship between the Parties. SUPPLIER is also a data controller for the processing of personal data under this Agreement. SUPPLIER collects and processes name and contact details of DISTRIBUTOR’s personnel in connection with this Agreement. This information is necessary in order for SUPPLIER to be able to administer the contractual relationship between the Parties. The Parties will work together in good faith to ensure the information referred to in applicable data protection legislation is made available to their respective personnel in relation to the processing by either Party when acting as a controller.

18.4.2

DISTRIBUTOR may transmit personal data of SUPPLIER (where applicable) and SUPPLIER may transmit personal data of DISTRIBUTOR (where applicable) to their respective Affiliates and their respective agents worldwide for the purpose of execution of this Agreement or in order to adhere to laws and regulations. Accordingly, if legally obliged, personal data may be transmitted to countries outside the European Economic Area, such as the United States, which the EU has determined currently lack appropriate privacy laws providing an adequate level of privacy protection. Nonetheless, the Parties and their respective Affiliates and agents will apply adequate privacy safeguards to protect such personal data. Personnel of SUPPLIER and DISTRIBUTOR (“Data Subjects”) can contact SUPPLIER or DISTRIBUTOR to exercise any rights of access, correction or deletion regarding their data. If a Data Subject makes a written request to a Party to exercise their rights that concerns processing in respect of which the other Party is the data controller, that other Party shall provide reasonable co-operation and assistance in relation to that request to enable the Party to respond to such request and meet applicable timescales set out under applicable data protection legislation.

18.4.3

Additionally, if a Data Subject has any issues with DISTRIBUTOR’s or SUPPLIER’s processing of personal data, it has the right to lodge a complaint with the applicable supervisory authority. If either Party receives any complaint, notice or communication from a supervisory authority which relates directly or indirectly to the other Party’s: (i) processing of personal data under this Agreement; or (ii) a potential failure to comply with applicable data protection legislation, the Party receiving the complaint, notice or communication shall, to the extent permitted by law, promptly forward the complaint, notice or communication to the other Party and provide the other Party with reasonable co-operation and assistance in relation to the same.

18.4.4

In addition to the rights outlined above, to the extent applicable data protection legislation provides, Data Subjects have a right to object to certain processing of personal data, a right to request restriction of the processing of personal data, and a right to data portability. The right to data portability covers such personal data that DISTRIBUTOR and SUPPLIER process either based on the Agreement as such or based on consent.

18.4.5

If a Data Subject wishes to exercise any of the rights above or has any questions regarding DISTRIBUTOR’s or SUPPLIER’s processing of personal data under this Section, the Data Subject can contact SUPPLIER by sending a letter to the SUPPLIER’s address stated in the preamble of this Agreement or by sending an e-mail to: [***] and can contact DISTRIBUTOR by sending a letter to DISTRIBUTOR’s address stated in the preamble of this Agreement or by sending a letter to: [***].

Confidential

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18.4.6

If either Party becomes aware of a breach of security leading to the accidental or unlawful destruction, loss, alteration, unauthorised disclosure of, or access to, personal data processed under this Agreement, it shall notify the other Party without undue delay, and each Party shall co-operate with the other, to the extent reasonably requested, in relation to any notifications to supervisory authorities or to Data Subjects which either Party is required to make under applicable data protection legislation.

18.5

Assignments. This Agreement is entered into by SUPPLIER in reliance upon the facilities, personnel and technical expertise of DISTRIBUTOR, and DISTRIBUTOR may only transfer or delegate the performance of the Agreement or any part thereof to a Sub-Contractor pursuant to the terms and conditions of Section 2.2. In all other cases, DISTRIBUTOR may not assign this Agreement or its respective rights, duties and obligations thereunder to any third party or parties without having previously secured the written consent of the SUPPLIER, and any assignment or transfer in violation of this Section shall, at the option of SUPPLIER, be null and void and shall have no force or effect. SUPPLIER may assign or transfer this Agreement, or any of its rights or obligations under this Agreement, in whole or in part, without DISTRIBUTOR’s consent (i) to an Affiliate, (ii) in connection with the transfer or sale of all or substantially all of the assets and/or business to which the Agreement pertains, or (iii) in connection with the merger or consolidation with another company.

18.6

Waivers. The waiver by either Party of a breach or default in any of the provisions of this Agreement by the other Party shall not be construed as a waiver of any succeeding breach of the same or other provisions. The failure of any party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition by the other party. No waiver shall be effective unless it has been given in writing and signed by the Party giving such waiver.

18.7

Entire Agreement and Amendments. This Agreement including the attachments hereto constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes all prior agreements between the Parties, whether written or oral, relating to the same subject matter. No modification, amendments or supplements to this Agreement shall be effective for any purpose unless in writing and signed by each Party.

18.8	Contract Formation. This document shall not constitute or reflect a legally binding contract unless signed by both Parties.

18.9	Annexes. The following documents are understood to be an integral part of this Agreement:

Description of Product and Handling Requirements	ANNEX A
Description of Territory and Trademarks	ANNEX B
Price Schedule; Payment Terms; Forecasts and Orders	ANNEX C
Minimum Annual Purchase Quantities	ANNEX D
Quality Agreement	ANNEX E
Wholesale License	ANNEX F
Pharmacovigilance Agreement	ANNEX G
Compliance with Anti-Corruption Laws	ANNEX H
Contact Address List	ANNEX I
Reporting Format (Section 10.1 of the Agreement)	ANNEX J
Sub-Contractors (Section 2.2 of the Agreement)	ANNEX K
Marketing Authorizations	ANNEX L

Confidential

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18.10	Language. All written correspondence between the Parties shall be in the English language.

18.11

Further Assurances. Each Party agrees to do such acts and execute such further documents as may be necessary or desirable to enable the performance of and to fulfill the provisions and intent of this Agreement.

18.12

Force Majeure. Neither Party shall be liable to the other Party for any delay or omission in the performance of any obligation under this Agreement, other than the obligation to pay monies, where the delay or omission is due to any cause or condition beyond the reasonable control of the Party obliged to perform, including acts of God, acts of government (in particular with respect to the refusal to issue necessary import or export licenses), inability of SUPPLIER to obtain sufficient raw materials, fire, flood, earthquake, war, riots, outbreaks, epidemics, pandemics (including any government mandated lockdown) or embargoes (“Force Majeure”). The Party affected (“Affected Party”) shall promptly notify the other Party of the condition constituting Force Majeure and shall exert Reasonable Commercial Efforts to eliminate, cure and overcome any such causes and to resume performance of its obligations with all possible speed. Notice of the commencement and termination of such Force Majeure will be provided by the Affected Party to the other Party. Any obligations of the Affected Party will be extended for a period of time equal to the number of days of the delay, provided however, that in the event that such party is unable to overcome such Force Majeure Event within [***], the other Party may terminate this agreement on written notice.

18.13

Notices. Unless otherwise specifically provided, all notices required or permitted by this Agreement shall be in writing and in English, effective upon receipt, and may be delivered personally, or may be sent by registered letter or e-mail, addressed as defined in ANNEX I. In addition, the Parties shall notify each other of the names of the respective contacts in the certain specific areas, including sales, shipping, marketing, pharmacovigilance, and regulatory. For the avoidance of doubt, all information and/or notices pursuant this Agreement, such as but not limited to, restricted and highly restricted business and personal information, shall be exchanged and/or sent by one Party to the other Party via secure channels, such as but not limited to encrypted e-mails and/or facsimile.

18.14

Severability. If any term or provision of this Agreement is held to be invalid, illegal or unenforceable by a court or other governmental authority of competent jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement, which shall remain in full force and effect. The holding of a term or provision to be invalid, illegal or unenforceable in a jurisdiction shall not have any effect on the application of the term or provision in any other jurisdiction.

18.15

No Third Party Rights. A third party, including a Sub-Contractor, that is not a party to this Agreement, may not enforce any of the terms of this Agreement. Where any clause of this Agreement specifically entitles any third party to enforce any term of this Agreement, the Parties reserve the right to vary that term or any other term of this Agreement without the consent of that third party.

18.16

Authorized Signatories and Execution. The persons signing below certify in their personal capacity that they have all the authority required to execute this Agreement on behalf of the entity they are acting for. This Agreement may be executed by email of “.pdf” copies, each of which shall be an original and all of which shall constitute one instrument.

Confidential

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19.	CHOICE OF LAW AND DISPUTE RESOLUTION

19.1

Choice of Law. Notwithstanding its place of performance or execution, this Agreement is governed by, and shall be construed in accordance with, the laws of Denmark without regard to its conflict of laws rules. It is understood that the application of the United Nations Convention on Contracts for the International Sales of Goods (CISG, Vienna 1980) shall be excluded.

19.2

Disputes. The Parties shall endeavour to resolve amicably any and all disputes arising under or in connection with this Agreement, including but not limited to the interpretation of this Agreement, its validity and the performance hereunder. Notwithstanding the foregoing, either Party may initiate court proceedings seeking urgent provisional remedies prior to, or during such amicable settlement discussions.

19.3

Jurisdiction. All disputes, controversies or claims arising out of or in connection with this Agreement (including but not limited to the breach, termination or invalidity thereof) will be resolved by arbitration in accordance with the Arbitration Rules of the Arbitration Institute of the Stockholm Chamber of Commerce. The arbitral tribunal shall be composed of a sole arbitrator and the seat of arbitration shall be Stockholm, Sweden. Proceedings shall be held in the English language. Notwithstanding the foregoing, equitable remedies may be applied for in any court having jurisdiction by law.

(Signature page follows)

Confidential

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IN WITNESS WHEREOF, each Party has caused its duly authorized representative to execute and deliver this Agreement in reliance on the due authority of the representative of the other Party, to be effective as of the date written on the first page above.

Bavarian Nordic A/S		Valneva Austria GmbH

Date:	Dec 9th, 2020	Date:	20 NOV 2020

By:	/s/ [***]	By:	/s/ [***]
Name:	[***]	Name:	[***]
Title:	[***]	Title:	[***]

By:		By:	/s/ [***]
Name:		Name:	[***]
Title:		Title:	[***]

Confidential

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ANNEX A	Description of Product and Handling Requirements

[***]

Confidential

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ANNEX B	Description of Territory and Trademarks

Territory

Germany

[***]

Confidential

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ANNEX C	Price Schedule; Minimum Order Quantities; Payment Terms; Forecasts; Orders

[***]

Confidential

ANNEX D	Minimum Annual Purchase Quantities

[***]

ANNEX E	QUALITY AGREEMENT

[***]

ANNEX F	Wholesale License

[***]

ANNEX G	Safety Data Exchange Agreement

[***]

ANNEX H	Compliance with Anti-Corruption Laws

[***]

ANNEX I	List of Contact Address and Means of Communication

[***]

ANNEX J	Reporting Format (Section 10.2 of the Agreement)

[***]

ANNEX K	Sub-Contractors (Section 2.2 of the Agreement)

[***]

ANNEX L	Marketing Authorization

[***]